As filed with the Securities and Exchange Commission on July 19, 2005

Registration No. 333-124792

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUGHES SUPPLY, INC.

(Exact name of Registrant as specified in its charter)

Florida	5070	59-0559446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Corporate Office

One Hughes Way

Orlando, Florida 32805

(407) 841-4755

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Bearman

Executive Vice President and Chief Financial Officer

Hughes Supply, Inc.

Corporate Office

One Hughes Way

Orlando, Florida 32805

(407) 841-4755

(Name, address, including zip code, and telephone number, including area code, of agent for service)

See Table of Additional

Registrants

Copies to:

John Z. Paré Senior Vice President, General Counsel and Secretary Hughes Supply, Inc. Corporate Office One Hughes Way Orlando, Florida 32805 (407) 841-4755	Tom McAleavey Holland & Knight LLP P.O. Box 1526 200 South Orange Ave., Suite 2600 Orlando, Florida 32801 (407) 425-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant As Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Compass Utility Supply, Ltd.	Oregon	N/A	(1)
Hughes Building Materials Group, Inc.	Georgia	58-2409339	(1)
Hughes Building Materials Holdings, LLC	Florida	42-1651869	(1)
Hughes Building Materials, Ltd.	Florida	26-0100647	(1)
Hughes Canada, Inc.	Delaware	41-2148226	(1)
Hughes Electric Holdings, LLC	Florida	42-1651866	(1)
Hughes Electric Supply, Ltd.	Florida	26-0100654	(1)
Hughes GP & Management, Inc.	Delaware	51-0374238	(1)
Hughes Holdings, LLC	Florida	42-1651863	(1)
Hughes Insurance Holdings, Inc.	Delaware	51-0405709	(1)
Hughes MRO Group, Inc.	Delaware	76-0542935	(1)
Hughes MRO Holdings, LLC	Delaware	N/A	(1)
Hughes MRO, Ltd.	Florida	52-2418852	(1)
Hughes Plumbing Group, Inc.	California	95-3622279	(1)
Hughes Plumbing Holdings, LLC	Florida	42-1651860	(1)
Hughes Plumbing Supply, Ltd.	Florida	26-0100650	(1)
Hughes Supply Management, Inc.	Florida	43-2080574	(1)
Hughes Supply Management Services, Inc.	Delaware	52-2103612	(1)
Hughes Supply Shared Services, Inc.	Delaware	59-3758965	(1)
Hughes Utilities Group, Inc.	Delaware	52-2048968	(1)
Hughes Utilities Holdings, LLC	Florida	42-1651856	(1)
Hughes Utilities, Ltd.	Florida	26-0100651	(1)
Hughes Water & Sewer Holdings, LLC	Florida	03-0550883	(1)
Hughes Water & Sewer, Ltd.	Florida	03-0550887	(1)
HSI Funding, LLC	Delaware	66-0620062	(2)
HSI IP, Inc.	Delaware	66-0620064	(2)
Merex Corporation	Texas	76-0554962	(1)
Montana Electric Supply	Montana	81-0222647	(1)
Montana Electric Supply, Inc.	Wyoming	83-0283883	(1)
Provalue, LLC	Delaware	55-0872477	(1)
Southwest Power, Inc.	California	95-4397734	(1)
Southwest Stainless, L.P.	Delaware	51-0374240	(1)
SWS Acquisition, LLC	Delaware	32-0047353	(1)
Utility Products Supply Company, LLC	Colorado	93-1324556	(1)
WES Acquisition Corporation, Inc. d/b/a Wyoline Electric Supply, Inc.	Wyoming	93-1317646	(1)
Western States Electric, Inc.	Oregon	93-0666602	(1)
World-Wide Travel Network, Inc.	Florida	59-2571159	(1)

(1) Corporate Office One Hughes Way Orlando, Florida 32805 (407) 841-4755	(2) 13591 Harbor Boulevard Garden Grove, California 92843 (714) 638-4442

PROSPECTUS

$300,000,000

Hughes Supply, Inc.

Offer to exchange all outstanding

5.50% Senior Notes due 2014

for 5.50% Senior Notes due 2014, which have been registered

under the Securities Act of 1933

The exchange offer will expire at 5:00 p.m., New York City time,

on August 22, 2005, unless extended

We are offering to exchange up to $300,000,000 of our 5.50% senior notes due 2014 (the “new notes”), which will be registered under the Securities Act of 1933, for up to $300,000,000 of our existing 5.50% senior notes due 2014 (the “original notes”). You may withdraw tenders of original notes at any time prior to the expiration date of the exchange offer. We will exchange all original notes that are validly tendered and not withdrawn before the expiration of the exchange offer. The exchange of original notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. We will not receive any proceeds from the exchange offer. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement we entered into when the original notes were sold in transactions in reliance on Rule 144A under the Securities Act. The new notes will be fully and unconditionally guaranteed on a senior unsecured basis by substantially all of our subsidiaries.

The terms of the new notes are identical in all material respects to the terms of the original notes, except that the transfer restrictions, registration rights and related liquidated damages provisions relating to the original notes do not apply to the new notes.

You should carefully review “Risk Factors” beginning on page 10 of this prospectus.

To exchange your original notes for new notes:

•	You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York City time, on August 22, 2005, unless extended. We do not currently intend to extend the expiration date.

•	If your original notes are held in book-entry form at The Depository Trust Company, or DTC, you must instruct DTC, through your signed letter of transmittal, that you wish to exchange your original notes for new notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of original notes for new notes.

•	You should read the section called “The Exchange Offer” for additional information on how to exchange your original notes for new notes.

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will use our commercially reasonable efforts to make this prospectus available to any broker-dealer for use in connection with the resale of new notes. See “Plan of Distribution.”

The new notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the new notes on a national market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2005.

You should rely only on this prospectus or other information to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or the sale of the securities made hereunder. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus and except as the context otherwise requires or indicates:

•	“Hughes Supply” means Hughes Supply, Inc., a Florida corporation; and

•	“us,” “we,” “our” or “Company” means Hughes Supply, Inc., a Florida corporation, together with its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents that we file with it, which means that we can disclose important information to you by referring to those documents. The information in the documents incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.

You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents by visiting our website at www.hughessupply.com, by calling (407) 822-2139, or by making a written request to our Investor Relations Department at:

Hughes Supply, Inc.

Corporate Office

One Hughes Way

Orlando, Florida 32805

To obtain timely delivery, you must request the information no later than August 15, 2005, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.

ii

The documents and other information incorporated by reference are:

•	Annual Report on Form 10-K for the year ended January 31, 2005 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2005 Annual Meeting of Shareholders).

•	Quarterly report on Form 10-Q for the quarter ended April 30, 2005.

•	Current Reports on Form 8-K filed on May 23, 2005 (including the Form 8-K filed on such date with respect to which the date of the earliest event reported was May 19, 2005, but specifically excluding the Form 8-K filed on such date with respect to which the date of the earliest event reported was May 23, 2005), April 11, 2005 and February 14, 2005.

•	Amendment No. 1 to Current Report on Form 8-K/A filed on June 9, 2005.

All documents filed by Hughes Supply pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus (other than Current Reports on Form 8-K containing only Regulation FD disclosure or other information furnished pursuant to Item 7.01 of Form 8-K or any future Item of Form 8-K that permits information to be furnished, unless otherwise indicated therein) and prior to the termination of the exchange offer made by this prospectus are to be incorporated herein by reference. The information on our web site, www.hughessupply.com, is not incorporated herein by reference.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have filed with the SEC under the Securities Act of 1933 and the rules and regulations thereunder a registration statement on Form S-4 with respect to the new notes. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The exhibits to the registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Because these summaries may not contain all of the information that you may find important in deciding whether to exchange the original notes for new notes, you should review the full text of these documents.

FORWARD-LOOKING STATEMENTS

Some of the statements set forth or incorporated by reference in this prospectus constitute “forward-looking statements.” When used in this prospectus and the information incorporated by reference herein, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” or phrases such as “will be well-positioned to,” “will benefit,” “will gain” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, our expectations may not prove to be correct. Actual results or events may differ significantly from those indicated in our forward-looking statements as a result of various important factors, as discussed in the section entitled “Risk Factors” and as discussed in our Annual Report on Form 10-K for the fiscal year ended January 31, 2005. We assume no obligation to publicly update or revise our forward-looking statements, except to the extent required by law.

iii

SUMMARY

The following summary contains basic information about us, the exchange offer and the new notes and the original notes. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated financial statements and accompanying notes that we incorporate by reference. “The Exchange Offer” and the “Description of the New Notes” sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the new notes.

Hughes Supply, Inc.

Our Business

Founded in 1928, we are one of the largest diversified wholesale distributors of construction, repair and maintenance-related products in the United States. We distribute over 350,000 products to more than 100,000 customers through over 500 branches located in 40 states and two branches in Canada. Our principal customers include water and sewer, plumbing, electrical, and mechanical contractors; public utilities; municipalities; property management companies; and industrial companies. Although we have a national presence, we operate principally in the southeastern and southwestern United States, from which we derived 44% and 26%, respectively, of our net sales for the three months ended April 30, 2005. We operate in 14 of the 15 fastest growing states in the United States, which collectively contributed 77% of our consolidated net sales for the three months ended April 30, 2005.

We manage our business on a product line basis and report the results of our operations in seven operating segments and an Other category. During the fourth quarter of fiscal year 2005, we revised our segment reporting to include the Building Materials product line as its own separate operating segment due to the growth of and allocation of management resources to this product line. The seven operating segments are Water & Sewer; Plumbing/Heating, Ventilating and Air Conditioning (“HVAC”); Utilities; Maintenance, Repair and Operations (“MRO”); Electrical; Industrial Pipe, Valves and Fittings (“PVF”); and Building Materials. We include our Fire Protection and Mechanical product lines in the “Other” category. Our segments are complementary, enabling us to be a single-source provider and providing us with opportunities to secure a larger share of our customers’ business. Our customers use our products for commercial, residential, industrial and public infrastructure construction projects, and related maintenance, repair and operations. We believe the diversity of the end-markets we serve and our broad offering of replacement, repair and maintenance products help lessen the impact on us of the seasonality and cyclicality that affect the construction industry as a whole.

We believe that our more than 76 years of experience delivering superior customer service, the depth and breadth of our product offerings, and our sales force’s extensive technical expertise, make us a market leader in our businesses. The following table illustrates our estimated domestic market position (based on net sales) in each of our product lines, the primary end-markets served and the principal products sold:

Product Lines	Market Position	Primary End- Markets Served	Principal Products
Water & Sewer	#2 Nationally	Residential, Commercial, Public Infrastructure	Piping products, fire hydrants, water meters, storm drains, irrigation products, concrete vaults

Plumbing/HVAC	#2 Nationally	Residential, Commercial, Industrial	Plumbing fixtures and related fittings, plumbing accessories and supplies, HVAC equipment and parts

Utilities	#1 Nationally	Public Infrastructure	Electrical transmission and distribution equipment, wire and cable, energy products

MRO	#1 Nationally in Apartment MRO Market	Commercial	Plumbing and electrical supplies, appliances and parts, hardware and janitorial supplies, HVAC equipment and parts, door and window parts

Electrical	Market Leader in Southeast	Commercial, Residential, Industrial	Wire management products, electrical distribution equipment, wire and cable, automation equipment, data/communications products

Industrial PVF	Market Leader in Southwest	Industrial	Pipe, valves, flanges, fittings, plate, sheet, tubing

Building Materials	Market Leader in Southeast	Commercial, Industrial, Public Infrastructure	Rebar fabrication, lumber, wire mesh, concrete and masonry supplies, bridge rail, overhang brackets, tilt-up bracing rental and lifting/bracing inserts, bearing pads, sealants, waterproofing and fire-proofing materials

Other	Not Applicable	Commercial, Residential, Industrial	Fire protection products include sprinkler heads/devices, steel pipe and fittings, backflow prevention devices, valves, and hydrants. Mechanical products include pipe, valves, and fittings, steam traps, actuators, valve positioners, gauges

Our headquarters are located at One Hughes Way, Orlando, Florida 32805. Our telephone number is (407) 841-4755, and our website is www.hughessupply.com. The information provided on our website is not part of this prospectus.

Summary of the Exchange Offer

On October 12, 2004, we completed a private placement of $300,000,000 of our 5.50% Senior Notes due 2014, which we refer to in this prospectus as the “original notes.” These original notes were not registered under the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act. Therefore, the original notes are subject to significant restrictions on resale. Accordingly, when we sold these original notes, we entered into a registration rights agreement with the initial purchasers that requires us to deliver to you this prospectus and to permit you to exchange your original notes for notes, which we refer to in this prospectus as the “new notes,” that are registered under the Securities Act. The original notes and the new notes are collectively referred to in this prospectus as the “notes.” The terms of the new notes will be substantially identical to the terms of the original notes, except that the new notes will not contain transfer restrictions and will not have the registration rights that apply to the original notes nor entitle their holders to liquidated damages for our failure to comply with these registration rights. The new notes will be issued under the same indenture under which the original notes were issued, as such indenture has been amended to date, and, as a holder of the new notes, you will be entitled to the same rights under the indenture that you had as a holder of original notes. The original notes and the new notes will be treated as a single series of notes under the indenture.

Set forth below is a summary description of the terms of the exchange offer.

Issuer	Hughes Supply, Inc.

Original Notes	$300,000,000 aggregate principal amount of 5.50% Senior Notes due 2014, which were issued on October 12, 2004.

New Notes	$300,000,000 aggregate principal amount of 5.50% Senior Notes due 2014, which we are offering in the exchange offer.

The Exchange Offer

We are offering to issue the new notes in exchange for a like principal amount of outstanding original notes that we issued on October 12, 2004. Outstanding original notes may be exchanged only in integral multiples of $1,000. We are conducting this exchange offer to satisfy our obligations contained in the registration rights agreement we entered into when we sold the original notes in transactions pursuant to Rule 144A under the Securities Act. The original notes were subject to transfer restrictions that will not apply to the new notes so long as you are acquiring the new notes in the ordinary course of your business, you are not participating in a distribution of the new notes and you are not an affiliate of ours.

No Cash Proceeds	We will not receive any proceeds from the issuance of the new notes.

Tenders, Expiration Date, Withdrawal

The exchange offer will expire at 5:00 p.m., New York City time, on August 22, 2005, unless it is extended. To tender your original notes you must follow the detailed procedures described under the heading “The Exchange Offer—Procedures for Tendering” including special procedures for certain beneficial owners and broker-dealers. If you decide to exchange your original notes for new notes, you must acknowledge that you do not intend to engage in and have no arrangement with any person to participate in a distribution of the new notes. If you decide to tender your original notes pursuant to the exchange offer, you may withdraw them at any time prior to 5:00 p.m., New York City time, on the expiration date.

Federal Income Tax Consequences	Your exchange of original notes for new notes pursuant to the exchange offer will not result in a gain or loss to you. See “Material Federal Income Tax Considerations.”

Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offer. Questions regarding the exchange of original notes or the exchange offer generally should be directed to the exchange agent at one of its addresses specified under the heading “The Exchange Offer— Exchange Agent.”

Effect on Holders of Original Notes

In connection with the sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes, which agreement grants the holders of original notes registration rights. By making this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, we will not be obligated to pay liquidated damages as described in the registration rights agreement. If you do not tender your original notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the original notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the original notes under the registration rights agreement and we will not be obligated to pay liquidated damages as described in the registration rights agreement, except in certain limited circumstances.

Trading Market

To the extent that original notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, original notes could be adversely affected. There may be no trading market for the original notes.

Treatment of Accrued Interest

Any interest that has accrued on the original notes before their acceptance or exchange in this exchange offer will be included in the interest paid on the new notes on the first interest payment date after the conclusion of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to the conditions that:

•	it shall be permissible under applicable law and Securities and Exchange Commission, or SEC, policy; and

•	there is no action or proceeding, pending or threatened, that would impair our ability to proceed with the exchange offer.

In addition, we will not accept for exchange any original notes tendered, and we will not issue new notes in exchange for any of the original notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering Original Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with your original notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold original notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

(1)	you are not an “affiliate” of Hughes Supply or the guarantors of the notes within the meaning of Rule 405 under the Securities Act;

(2)	you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes;

(3)	you are acquiring the new notes in the ordinary course of your business; and

(4)	if you are a broker-dealer and receive new notes for your own account in exchange for original notes that you acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such new notes.

If you are an affiliate of Hughes Supply or the guarantors of the notes, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, or are not acquiring the new notes in the ordinary course of your business, you cannot rely on the applicable positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the new notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of original notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those original notes in the exchange offer, you should contact such person promptly and instruct such person to tender those original notes on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Resales

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer new notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

(1)	you are not an “affiliate” of Hughes Supply or any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

(2)	you are not a broker-dealer tendering original notes acquired directly from us;

(3)	you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes; and

(4)	you are acquiring the new notes, and acquired the original notes being exchanged, in the ordinary course of your business.

If you are an affiliate of Hughes Supply or the guarantors of the notes, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, or are not acquiring the new notes in the ordinary course of your business:

(1)	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

(2)	in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the new notes.

If you are a broker-dealer and receive new notes for your own account in exchange for original notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the new notes that you receive in the exchange offer. Furthermore, any broker-dealer that acquired any of its original notes directly from us must be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See “Plan of Distribution.”

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the new notes.

Summary of the Terms of the New Notes

The terms of the new notes are identical in all material respects to the terms of the original notes, except that the new notes will not contain terms with respect to transfer restrictions or liquidated damages upon a failure to fulfill certain of our obligations under the registration rights agreement. The new notes will evidence the same debt as the original notes. The new 5.50% Senior Notes due 2014 will be governed by the indenture under which the original 5.50% Senior Notes due 2014 were issued, as such indenture has been amended to date.

Issuer	Hughes Supply, Inc.

Notes Offered	$300,000,000 aggregate principal amount of 5.50% Senior Notes due 2014, which we are offering in the exchange offer.

Maturity Date	The new notes will mature on October 15, 2014.

Interest Payment Dates	We will pay interest on the new notes on April 15 and October 15 of each year, beginning October 15, 2005, and on the date of maturity.

Ranking

The new notes will be senior unsecured obligations of Hughes Supply. The new notes will rank equally with any existing and future unsecured senior debt of Hughes Supply and will rank senior to any existing and future subordinated debt of Hughes Supply.

Guarantees

The new notes will be unconditionally guaranteed, on a joint and several, senior unsecured basis, by substantially all of our subsidiaries. To the extent that any subsidiary guarantor is released under our revolving credit agreement and our senior notes due 2005 through 2013 (including, without limitation, upon the termination thereof, or a refinancing with a facility or notes not requiring such guarantees), such subsidiary guarantor may also be released under the new notes. In addition, if, in the future, any of our other subsidiaries guarantees our obligations under our revolving credit agreement or our senior notes due 2005 through 2013 (or any refinancing or replacement thereof), such subsidiary will be required promptly to provide a full and unconditional guarantee of the new notes.

Optional Redemption

We may redeem all or part of the new notes at any time at a “make-whole” redemption price, together with accrued and unpaid interest on such new notes to the redemption date, subject to certain conditions. See “Description of the Notes—Optional Redemption.”

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur secured debt;

•	engage in sale and leaseback transactions; and

•	sell or lease all or substantially all of our assets or merge with or into other companies.

These covenants are subject to a number of important exceptions and qualifications described under “Description of the Notes—Merger, Consolidation, Sale, Lease or Conveyance” and “Description of the Notes—Certain Covenants.”

Events of Default	Each of the following is an event of default under the indenture:

•	our failure to pay principal of the new notes when due;

•	our failure to pay interest when due on the new notes and continuance of such failure for 30 days thereafter;

•	failure by Hughes Supply or any subsidiary guarantor to observe or perform any other covenant contained in the indenture for 60 days after written notice has been given to Hughes Supply;

•	an event of default on any other indebtedness for borrowed money of Hughes Supply or any of its subsidiaries (or the payment of which is guaranteed by Hughes Supply or any of its subsidiaries) having an aggregate amount outstanding of $15 million or more which event of default (i) is caused by a failure to pay when due (after giving effect to any grace periods) any principal, premium or interest on such indebtedness or (ii) results in such indebtedness becoming due and payable in advance of its scheduled maturity;

•	a final judgment or judgments for the payment of money is entered by a court against Hughes Supply or any of its subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such unpaid, undischarged and unstayed judgments exceeds $15 million;

•	certain events in bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries; or

•	any guarantee of the new notes is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the new notes.

Remedies

In the case of an event of default arising from certain events in bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries, all outstanding new notes will become due and payable immediately without further action or notice. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the new notes may declare the principal due and payable immediately upon any other event of default.

Absence of Established Market for the New Notes

The new notes will be new securities for which there is currently no market. Although certain of the initial purchasers have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained. We do not intend to apply for a listing of the new notes on any securities exchange or automated dealer quotation system.

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information in this prospectus in deciding whether to participate in the exchange offer.

RISK FACTORS

You should consider carefully the following risk factors in addition to the other information in this prospectus and the documents incorporated by reference in this prospectus before deciding whether to participate in the exchange offer.

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described below and in the other information included or incorporated by reference in this prospectus, including our consolidated financial statements and the notes to those statements. If any of the events described below actually occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related to the Exchange Offer

If you choose not to exchange your original notes in the exchange offer, the transfer restrictions currently applicable to your original notes will remain in force and the market price of your original notes could decline.

If you do not exchange your original notes for new notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the original notes as set forth in the offering memorandum distributed in connection with the private offering of the original notes. In general, the original notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. You should refer to “Summary—Summary of the Exchange Offer” and “The Exchange Offer” for information about how to tender your original notes.

The tender of original notes under the exchange offer will reduce the principal amount of the original notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the original notes due to reduction in liquidity.

You must follow the procedures of the exchange offer carefully in order to receive new notes.

If you do not follow the procedures described herein, you will not receive any new notes. The new notes will be issued to you in exchange for original notes only after timely receipt by the exchange agent of your original notes and either:

•	a properly completed and executed letter of transmittal and all other required documents; or

•	a book-entry delivery by electronic transmittal of an agent’s message through the Automated Tender Offer Program of DTC.

If you want to tender your original notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of original notes for exchange. For additional information, see the section captioned “The Exchange Offer” in this prospectus.

Risks Related To Our Business

We operate in a highly competitive marketplace, which may result in decreased demand or prices for our products.

The wholesale construction, repair and maintenance distribution industry is highly competitive and fragmented. The principal competitive factors in our business include, but are not limited to:

•	availability of, and ability to deliver, materials and supplies;

•	technical product knowledge and expertise as to application and usage;

•	advisory or other service capabilities;

•	ability to build and maintain customer relationships;

•	effective use of technology to identify sales and operational opportunities;

•	pricing of products; and

•	availability of credit.

Our competition includes other wholesalers, manufacturers that sell products directly to their respective customer base and some of our customers that resell our products. To a limited extent, retailers in the markets for plumbing, electrical fixtures and supplies, building materials, MRO supplies and contractors’ tools also compete with us. Competition varies depending on product line, customer classification and geographic market. We may not be successful in responding effectively to competitive pressures, particularly from competitors with substantially greater financial and other resources than us. Furthermore, because of the fragmented nature of the markets in which we operate, we are also susceptible to being underbid by local competition.

Delays in the implementation of our new Hughes Unified operating system, or interruptions in the proper functioning of our information systems, could disrupt our operations and cause unanticipated increases in our costs or decreases in our revenues, or both.

We continue to implement our Hughes Unified operating system and expect implementation to be completed for our existing Hughes businesses within the next year. Subsequent acquisitions could extend the time frame an additional year for those businesses exclusively. We believe that this time frame will enable us to reduce implementation-related risk, minimize customer disruption, reduce system outages and disruptions and spread implementation costs. Delays in the successful implementation of the new systems or their failure to meet our expectations could result in adverse consequences, including disruption of operations or unanticipated increases in costs. In addition, the proper functioning of our information systems is critical to the successful operation of our business. Although we protect our information systems through physical and software safeguards and we have back-up remote processing capabilities, these information systems are still vulnerable to natural disasters, power losses, telecommunications failures, physical or internet access intrusions and similar events. If our critical information systems fail or are otherwise unavailable, we would have to accomplish these functions manually, which could temporarily affect our ability to process orders, identify business opportunities, maintain proper levels of inventories, bill accounts receivable and pay expenses.

We rely heavily on our key personnel and the loss of one or more of these individuals could harm our ability to carry out our business strategy.

We believe that our ability to implement our business strategy and our continued success will largely depend upon the efforts, skills, abilities and judgment of our executive management team. Our success also depends to a significant degree upon our ability to recruit and retain our highly knowledgeable sales personnel and our sales and marketing, operations and other senior managers. We may not be successful in attracting and retaining these employees or in managing our growth successfully, which may in turn have an adverse effect on our results of operations and financial condition.

We may not be able to efficiently or effectively integrate newly-acquired businesses into our business or achieve expected profitability from our acquisitions.

Integrating newly-acquired businesses involves a number of risks, including:

•	unforeseen difficulties in integrating operations and systems;

•	problems assimilating and retaining the employees of the acquired company or our employees;

•	challenges in retaining customers of the acquired company or our customers following the acquisition;

•	problems implementing disclosure controls and procedures;

•	unforeseen difficulties extending internal control over financial reporting and performing the required assessment at the newly-acquired business;

•	potential adverse short-term effects on operating results through increased costs or otherwise; and

•	the possibility that management may be distracted from regular business concerns by integration activities and related problem-solving.

If we are unable to effectively integrate strategic acquisitions, our business, results of operations and financial condition could be materially and adversely affected.

We may be unable to achieve our enhanced profitability goals.

We have set goals to progressively improve our profitability ratio over time by enhancing our gross margin ratio and reducing our expense ratio. There can be no assurance that we will achieve our enhanced profitability goals. Factors that could significantly adversely affect our efforts to achieve these goals include, but are not limited to, the following:

•	failure to improve our revenue mix by investing (including through acquisitions) in businesses that provide higher margins than we have been able to generate historically;

•	failure to increase our rebates from vendors through our vendor consolidation initiatives;

•	failure to improve our ability to manage prices with customers through the utilization of improved information technology;

•	failure to reduce our overhead and support expenses following the full implementation of our new advanced distribution operating and financial management systems; and

•	delays in implementing, or unexpected costs associated with, the continued rationalization of our branch distribution and support network.

Our results of operations are affected by changes in commodity prices and product demand.

Rising commodity prices can have a positive effect on our gross margins in periods of strong product demand or a negative effect when product demand is weak. During periods of rapid price decline, particularly during periods of weak demand, our net sales and gross margins could be negatively affected. As the value of our inventories and related cost of sales are determined by the moving average cost method, the impact of any commodity price changes on our cost of sales will generally occur later than the impact resulting from such changes on our net sales. Our financial results in fiscal year 2005 benefited from the effect of rising prices in the major commodities used in products we distribute, together with strong product demand. If we are negatively impacted by the factors described above, we may not be able to maintain the level of gross margins we experienced in fiscal year 2005.

We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.

A significant portion of our expenses are fixed costs, which do not fluctuate with net sales. Consequently, a percentage decline in our net sales has a greater percentage effect on our operating income. Any decline in our net sales could cause our profitability to be adversely affected. Moreover, a key element of our strategy is managing our assets, including our substantial fixed assets, more effectively, including through sales or other disposals of excess assets. Though we were able to successfully leverage and manage our fixed assets in fiscal year 2005 through several sale-leaseback transactions and other asset disposals, our failure to rationalize our fixed assets in the time and within the costs we expect could have an adverse effect on our results of operations and financial condition.

Because our business is working capital intensive, we rely on our ability to manage our product purchasing and customer credit policies.

Our operations are working capital intensive, and our investments in inventories, accounts receivable and accounts payable are significant components of our net asset base. We manage our inventories and accounts payable through our purchasing policies and our accounts receivable through our customer credit policies. Approximately 94% of our net sales are credit sales, and although we take measures to secure lien and bond rights, where available, our customers’ ability to pay may depend on the economic strength of the construction industry and regional economies. If we fail to adequately manage our product purchasing or customer credit policies, our working capital and financial condition may be adversely affected.

We depend on our vendors for materials and supplies. Unexpected product shortages could interrupt our operations and adversely affect our results of operations and financial condition.

In total, we purchase materials and supplies from over 12,000 manufacturers and other vendors, no one of which accounted for more than 5% of our total material and supply purchases during fiscal year 2005. Despite this widely diversified base of manufacturers and vendors, we may still experience shortages as a result of unexpected industry demand or production difficulties. If this were to occur and we were unable to obtain a sufficient allocation of products from other manufacturers and vendors, there could be a short-term adverse effect on our results of operations and a long-term adverse effect on our customer relationships and reputation. In addition, we have strategic relationships with key vendors. In the event we are unable to maintain those relationships, we may lose some of the competitive pricing advantages that those relationships offer us, which could, in turn, adversely affect our results of operations and financial condition.

We may not be successful in identifying and consummating future acquisitions, which is an important element of our business strategy.

We intend to continue to grow, in part, through strategic acquisitions. We compete with a number of other companies in pursuing acquisitions, and some of those competitors may be more successful than us in completing future strategic acquisitions. Moreover, acquisitions we propose to make may be subject to antitrust reviews and may face other regulatory challenges. In addition, we may require additional debt or equity financing to fund future acquisitions, and financing may not be available or may only be available on terms we consider unfavorable. As a result of these and other factors, our ability to identify and consummate future acquisitions is uncertain.

If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.

We provide workers’ compensation, automobile and product/general liability coverage through a program that is partially self-insured. In addition, we provide medical coverage to our employees through a partially self- insured preferred provider organization. Though we believe that we have adequate insurance coverage in excess of self-insured retention levels, our results of operations and financial condition may be adversely affected if the number and severity of insurance claims increase.

Our indebtedness could limit our ability to operate our business, obtain additional financing and pursue other business opportunities.

As of April 30, 2005, our outstanding indebtedness was $545.4 million compared to shareholders’ equity of $1.28 billion. Our debt level may restrict our pursuit of new acquisition opportunities, require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and prevent us from obtaining additional financing. Our failure to make required debt payments could result in an acceleration of our indebtedness, causing our outstanding indebtedness to become immediately due and payable. In addition, our revolving credit agreement requires us to meet specific financial and financial ratio tests on an ongoing basis. Our failure to meet those tests could limit our ability to borrow additional funds under that agreement and could result in an event of default, which, if left uncured, could lead to an acceleration of our indebtedness. We use those borrowings for working capital and general corporate purposes. A limitation on our ability to obtain additional revolving loans could materially and adversely affect our business.

Risks Related to Our Industry

Our operating results depend on the strength of the general economy, which is beyond our control.

Demand for our products and services depends to a significant degree on construction, repair and maintenance spending in the commercial, residential, industrial and public infrastructure markets. The level of activity in these end markets depends on a variety of factors that we cannot control, including:

•	In the commercial market, vacancy rates, interest rates, the availability of financing and regional and general economic conditions;

•	In the residential market, new housing starts and residential renovation projects, which are influenced by interest rates, availability of financing, housing affordability, unemployment, demographic trends, gross domestic product growth and consumer confidence;

•	In the industrial market, capital spending, the industrial economic outlook, corporate profitability, interest rates and capacity utilization; and

•	In the public infrastructure market, interest rates, availability of public funds and general economic conditions.

Although we have diversified our business to reduce our exposure to the seasonality and cyclicality of the construction markets through our focus on expanding our MRO and other replacement-related businesses, we continue to be sensitive to changes in the economy, which may adversely affect our results of operations and financial condition. We are especially susceptible to economic fluctuations in Florida, Texas, Georgia, North Carolina, California and Arizona, which collectively accounted for approximately 63% of our consolidated net sales in the first quarter of fiscal year 2006. Weather conditions can also affect the timing of construction and the demand for our products and services.

Fluctuating commodity prices may adversely impact our operating results.

The cost of steel, aluminum, copper, nickel alloys, polyvinyl chloride (pvc) and other commodities used in products distributed by us can be volatile. Market demand for these products drives cost volatility, and market demand is beyond our control. Although we attempt to pass increased costs to our customers, we are not always able to do so quickly or at all. Significant fluctuations in the cost of such commodities have adversely affected and in the future may adversely affect our results of operations and financial condition.

The movement of manufacturing facilities overseas may adversely affect our operating results.

The U.S. manufacturing industry has experienced, and is expected to continue to experience, a shift in production to overseas facilities. This shift has resulted in the closings of existing facilities in the United States, which from time to time has reduced, and may in the future reduce, the amount of our business in our Industrial PVF segment. If additional U.S. operations of our customers are moved overseas or if new plant construction in the United States continues to decline, our results of operations and financial condition may be adversely affected.

Risks Related to the Notes

Incurrence of additional debt could adversely affect our ability to repay the notes.

You will be in the same position as the creditors of our other senior unsecured debt. At April 30, 2005, our amount of secured debt was $9.2 million and we had $499.6 million available to borrow under our revolving credit agreement. We are not obligated to repay the notes prior to repaying any of our other senior unsecured debt. You should also understand that the indenture permits us and our subsidiaries to borrow additional funds. As a result, any new senior unsecured debt that we incur will have the same repayment priority as the notes, and any senior secured debt will rank higher than the notes to the extent that it is secured by collateral. At April 30, 2005, our total unsecured debt was $536.2 million.

A court may void the guarantees of the notes or subordinate such guarantees to other obligations of the subsidiary guarantors.

Although standards may vary depending on the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, among other things, at the time any subsidiary guarantor incurred the debt evidenced by its guarantee, the subsidiary guarantor either:

•	received less than reasonable equivalent value or fair consideration for the incurrence of its guarantee and

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged or about to engage in a business or transaction for which that subsidiary guarantor’s remaining assets constituted unreasonably small capital;

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if in either case, after a final judgment, the judgment were unsatisfied; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

or

•	incurred the guarantee or made related distributions or payments with the intent of hindering, delaying or defrauding creditors,

there is a risk that the guarantee of that subsidiary guarantor could be voided by the court, or claims by the trustee under the guarantee could be subordinated to other debts of that subsidiary guarantor. In addition, any payment by the subsidiary guarantor pursuant to its guarantee could be required to be returned to that subsidiary guarantor, or to a fund for the benefit of the creditors of that subsidiary guarantor.

Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the notes.

The market price of the notes will be based on a number of factors, including:

•	our ratings with major credit rating agencies;

•	the prevailing interest rates being paid by companies similar to us; and

•	the overall condition of the financial and credit markets.

The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of our industries. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our credit ratings could have an adverse effect on the price of the notes.

There is no public trading market for the notes.

The notes are a new issue of securities for which there is currently no established trading market. We do not intend to have the notes listed on a national securities exchange or an automated dealer quotation system. In addition, although the initial purchasers of the notes have advised us that they currently intend to make a market in the notes, they are not obligated to do so, and may discontinue market-making activities at any time without notice. If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. We cannot assure you as to the liquidity of the market for the notes or the prices at which you may be able to sell the notes.

In addition, any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that:

•	is participating, intends to participate or has any arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the new notes; or

•	tenders original notes in the exchange offer that were acquired directly from us;

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any broker-dealer that will receive new notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities may be deemed an “underwriter” within the meaning of the Securities Act. Any such broker-dealer will be required to acknowledge that it will deliver this prospectus in connection with any resale of these new notes.

In addition to broker-dealers, any noteholder that is participating, intends to participate or has any arrangement or understanding with any person to participate in a distribution of the new notes or who does not acquire the new notes in the ordinary course of its business or who holds any original notes to be exchanged in the exchange offer that were acquired other than in the ordinary course of business, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

RATIO OF EARNINGS TO FIXED CHARGES

The unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows.

	Fiscal Years Ended					Three Months Ended
	2005	2004	2003	2002	2001	April 30, 2005	April 30, 2004
Ratio of earnings to fixed charges	4.6	2.7	3.1	2.4	2.4	4.6	5.0

For purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of the sum of income before taxes plus fixed charges (exclusive of capitalized interest) and amortization of previously capitalized interest. “Fixed charges” consist of the sum of interest expense (including capitalized interest), amortization of debt issuance costs and the portion of rent expense deemed to represent interest. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the new notes as contemplated in the registration statement of which this prospectus is a part, we will receive in exchange original notes in like principal amount. The form and terms of the new notes are identical in all material respects to the form and terms of the original notes, except as otherwise described herein under “The Exchange Offer—Terms of the Exchange Offer.” The original notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our outstanding debt.

The net proceeds from the offering of the original notes were approximately $295.7 million. The net proceeds from the offering of the original notes were used for the repayment of then-outstanding borrowings of $203.5 million under our revolving credit agreement, with the remainder to be used, along with our other sources of cash, including cash flows from operations and a concurrent registered offering of our common stock in October 2004 (the “Stock Offering”) which generated net proceeds of $114.8 million, for the acquisition of businesses, the payment of scheduled principal amortization and interest on our senior notes due 2005 through 2013, capital expenditures, working capital needs, and other general corporate purposes. Subsequent to the offering of the original notes and the Stock Offering, we completed the acquisition of Southwest Power, Inc. and Western States Electric, Inc. and their subsidiary entities (collectively referred to as “SWP/WSE”). The purchase price consisted of $123.1 million of net cash paid for SWP/WSE’s net assets, subject to the finalization of working capital adjustments in accordance with the purchase agreement. Capital expenditures during the fourth quarter of fiscal year 2005 and the first quarter of fiscal year 2006 totaled $9.7 million and $12.3 million, respectively. Scheduled principal payments on our senior notes due 2005 through 2013 totaling $35.1 million were made during the fourth quarter of fiscal year 2005; no principal payments were made during the first quarter of fiscal year 2006. Principal amortization on our senior notes during fiscal year 2006 is expected to be $44.1 million.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2005. This table should be read in conjunction with our consolidated financial statements and the related notes thereto and the other financial information included and incorporated by reference in this prospectus.

As of April 30, 2005
(in millions) (unaudited)
Cash and cash equivalents	$231.9

Long-term debt (including current portion):
Senior notes due 2005 through 2013	$237.2
5.50% senior notes due 2014, net of discount	298.5
Fair value hedge carrying value adjustment	0.5
Other notes payable	9.2

Total debt	$545.4

Shareholders’ equity:
Preferred stock (10,000,000 shares authorized, none issued)	$—
Common stock (200,000,000 shares authorized; 66,430,667 shares issued)	66.4
Capital in excess of par value	634.4
Retained earnings	601.3
Accumulated other comprehensive income, net of tax	1.9
Unearned compensation related to outstanding restricted stock	(19.5)

Total shareholders’ equity	$1,284.5

Total capitalization	$1,829.9

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth our selected consolidated financial data for, and as of, each of the fiscal years ended January 31, 2005, January 30, 2004, January 31, 2003, January 25, 2002 and January 26, 2001 and the three-month periods ended April 30, 2005 and April 30, 2004. We derived the selected consolidated financial data as of and for the fiscal years ended January 31, 2005, January 30, 2004, January 31, 2003, January 25, 2002 and January 26, 2001 from our audited consolidated financial statements and related notes. For fiscal years prior to fiscal year 2005, our fiscal year was a 52- or 53-week period ending on the last Friday in January. Fiscal year 2003 contained 53 weeks while the remaining fiscal years set forth below contained 52 weeks. Beginning in fiscal year 2005 and thereafter, our fiscal year is a 52-week period ending on January 31. We derived the selected financial data as of and for the three-month periods ended April 30, 2005 and April 30, 2004 from our unaudited consolidated financial statements and related notes. Our unaudited consolidated financial statements for the three months ended April 30, 2005 and April 30, 2004 include, in our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results for those periods. Our results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year. The selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements, notes to those statements and other financial information incorporated by reference in this prospectus.

	Fiscal Years Ended					Three Months Ended
	January 31, 2005(1)(2)(3)	January 30, 2004(2)(3)	January 31, 2003(3)	January 25, 2002	January 26, 2001	April 30, 2005(1)	April 30, 2004(2)(3)
						(unaudited)
	(in millions, except per share data)
Statement of Income:
Net sales	$4,422.6	$3,253.4	$3,066.3	$3,037.7	$3,310.2	$1,239.7	$992.8
Cost of sales	3,383.3	2,519.7	2,356.6	2,340.6	2,565.1	963.4	751.2

Gross margin	1,039.3	733.7	709.7	697.1	745.1	276.3	241.6

Selling, general and administrative expenses	791.3	589.8	568.0	564.0	590.6	206.0	185.0
Depreciation and amortization(4)	27.1	21.2	20.5	31.1	32.6	7.8	6.0
Impairment of long-lived assets	—	—	—	0.7	15.6	—	—

Total operating expenses	818.4	611.0	588.5	595.8	638.8	213.8	191.0

Operating income	220.9	122.7	121.2	101.3	106.3	62.5	50.6
Interest expense	30.6	34.6	30.3	35.9	43.3	9.0	6.3
Interest and other income	8.0	6.4	7.3	9.3	17.7 (5)	2.2	1.7

Income before income taxes	198.3	94.5	98.2	74.7	80.7	55.7	46.0
Income taxes	74.6	36.8	40.1	30.6	34.2	21.7	16.2

Net income	$123.7	$57.7	$58.1	$44.1	$46.5	$34.0	$29.8

Earnings per share: (6)
Basic	$2.01	$1.26	$1.25	$0.95	$1.00	$0.53	$0.50
Diluted	$1.95	$1.23	$1.23	$0.94	$0.99	$0.51	$0.48
Dividends declared per share	$0.260	$0.200	$0.178	$0.170	$0.170	$0.090	$0.065
Weighted-average shares outstanding:
Basic	61.4	45.9	46.4	46.4	46.5	64.6	59.9
Diluted	63.4	47.0	47.3	46.8	47.2	66.5	61.7
Balance Sheet Data:
Cash and cash equivalents	$213.2	$8.3	$1.7	$6.8	$22.4	$231.9	$9.4
Working capital (including cash)	915.3	603.6	558.8	588.3	679.1	958.8	624.4
Total assets	2,530.3	1,881.3	1,434.9	1,293.2	1,406.7	2,624.3	1,958.2
Total debt	545.7	413.3	441.9	422.9	531.5	545.4	346.9
Shareholders’ equity	1,253.9	1,012.0	644.8	594.5	570.0	1,284.5	1,040.6
Consolidated Statement of Cash Flows Data:
Cash flow provided by operating activities	$145.2	$145.9	$112.4	$143.0	$56.0	13.4	23.5
Cash flow (used in) provided by investing activities	(191.0)	(291.5)	(42.2)	(22.5)	(39.0)	(12.0)	32.8
Cash flow provided by (used in) financing activities	250.7	152.2	(75.3)	(136.1)	(4.6)	17.3	(55.2)
Increase (decrease) in cash and cash equivalents	204.9	6.6	(5.1)	(15.6)	12.4	18.7	1.1

(1)	Includes the results of operations of Southwest Power, Inc. and Western States Electric, Inc. and their subsidiaries; Todd Pipe & Supply; and Standard Wholesale Supply Company from the acquisition dates of November 1, 2004, May 28, 2004, and May 3, 2004, respectively.
(2)	Includes the results of operations of Century Maintenance Supply, Inc. and Marden Susco, LLC from the acquisition dates of December 19, 2003 and August 4, 2003, respectively.
(3)	Includes the results of operations of Utiliserve Holdings, Inc. and its subsidiaries from the acquisition date of August 9, 2002.
(4)	Effective January 26, 2002, we adopted Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Other Intangible Assets. Under SFAS 142, goodwill is no longer amortized.
(5)	Includes an $11.0 million gain on the sale of our Pool & Spa business in January 2001 for $48.0 million.
(6)	Share and per-share data for all fiscal years and fiscal quarters presented reflect the two-for-one stock split effective September 22, 2004.

THE EXCHANGE OFFER

General

Hughes Supply hereby offers to exchange in respect of any and all of the 5.50% Senior Notes due 2014 a like principal amount of new notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to this offer as the “exchange offer.” You may tender some or all of your original notes pursuant to the exchange offer.

As of the date of this prospectus, $300,000,000 aggregate principal amount of the 5.50% Senior Notes due 2014 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of original notes known to us on or about July 22, 2005. Hughes Supply’s obligation to accept original notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “—Conditions to the Exchange Offer” below. Hughes Supply currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

We issued the original notes on October 12, 2004 to the initial purchasers pursuant to a purchase agreement dated October 5, 2004 between us and certain subsidiary guarantors and the initial purchasers. The initial purchasers subsequently sold the original notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A under the Securities Act. As a condition to the initial sale of the original notes, we, certain subsidiary guarantors and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed that we would:

•	file with the SEC within 210 days after the original notes closing date, which is the date we sold the original notes to the initial purchasers, a registration statement under the Securities Act relating to a registered exchange offer;

•	use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 300 days after the original notes closing date;

•	keep the exchange offer open for at least 30 calendar days (or longer, if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the original notes; and

•	at the termination of the exchange offer issue new notes in exchange for all original notes validly tendered prior thereto in the exchange offer.

A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The registration statement is intended to satisfy certain of our obligations under the registration rights agreement and the purchase agreement. If because of a change in current interpretations by the SEC, we are not permitted to effect such exchange offer, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the original notes and will use our reasonable best efforts to cause such shelf registration statement to become effective and to keep such shelf registration statement effective for a maximum of two years from the original notes closing date.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay liquidated damages to holders of the original notes and the new notes required to be registered on a shelf registration statement pursuant to such registration rights agreement.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to the expiration date.

We will issue to each holder new notes equal in principal amount to the principal amount of original notes validly tendered and not withdrawn by such holder pursuant to the exchange offer. Original notes may be tendered in the principal amount of $5,000 and integral multiples of $1,000 in excess thereof, provided that if fewer than all of the original notes of a holder are tendered for exchange, the untendered principal amount of the holder’s remaining original notes must be $5,000 or any integral multiple of $1,000 in excess thereof.

The new notes have substantially the same terms as the original notes except that:

•	the exchange will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting their transfer; and

•	holders of the new notes will not be entitled to any of the registration rights of holders of original notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

The new notes will evidence the same indebtedness as the original notes (which they replace) and will be issued under, and be entitled to the benefits of, the indenture, which also authorized the issuance of the original notes, such that the new notes and the original notes will be treated as a single class of securities under the indenture.

As of the date of this prospectus, $300,000,000 of 5.50% senior notes due 2014 are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on July 21, 2005 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the original notes entitled to participate in the exchange offer.

Holders of the original notes do not have any appraisal or dissenters’ rights under the Florida Business Corporation Act or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder.

We shall be deemed to have accepted validly tendered original notes when, and if, we have given oral or written notice thereof to U.S. Bank National Association, the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purpose of receiving the new notes from us.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” shall mean 5:00 p.m., New York City time, on August 22, 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

•	notify the exchange agent of any extension by oral or written notice; and

•	issue a press release or other public announcement which shall include disclosure of the approximate principal amount of original notes deposited to date.

We reserve the right, in our sole discretion:

•	to delay accepting any original notes as a result of any extension of the exchange offer by us;

•	to extend the exchange offer; or

•	if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, to terminate or amend the exchange offer, in each case by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed (i) in the case of a delay in acceptance, termination or amendment, as promptly as reasonably practicable, and (ii) in the case of an extension, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, in either case under subclause (i) or (ii) by a press release or other public announcement thereof.

If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Resale of the New Notes

With respect to the new notes, based upon interpretations by the staff of the SEC set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges original notes for new notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the new notes, and who is not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. We do not intend to seek our own no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the new notes as it has in such no-action letters to third parties.

If any holder is an affiliate of ours or acquires new notes in the exchange offer for the purpose of distributing or participating in the distribution of the new notes, such holder:

•	cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives new notes for its own account in exchange for original notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for original notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such prospectus and the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See “Plan of Distribution.”

Procedures for Tendering

To tender in the exchange offer, a holder of original notes must either:

•	complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

•	if such original notes are tendered pursuant to the procedures for book-entry transfer set forth below, transmit an agent’s message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

In addition:

•	any certificates for such original notes must be received by the exchange agent along with the letter of transmittal;

•	a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such original notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent’s message, as the case may be, must be received by the exchange agent on or prior to the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to the exchange agent’s account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent’s message in lieu thereof, must be received by the exchange agent at the address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

The method of delivery of certificates for original notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any certificates for original notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

Any beneficial owner(s) of the original notes whose original notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner’s behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner’s original notes:

•	make appropriate arrangements to register ownership of the original notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal described below (see “—Withdrawal of Tenders”), as the case may be, must be guaranteed by an eligible institution unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an eligible institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” (within the meaning of Rule 17Ad-15 under the Exchange Act) and, in each instance, is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

If the letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder’s name appears on such original notes.

In connection with any tender of original notes in definitive certificated form, if the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may utilize DTC’s Automated Tender Offer Program to tender original notes.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

•	to reject any and all original notes not properly tendered and any original notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

•	to waive any defects, irregularities or conditions of tender as to particular original notes.

Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of original notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

While we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any original notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, to purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

By tendering original notes pursuant to the exchange offer, each holder of original notes will represent to us that, among other things:

•	the new notes to be acquired by such holder of original notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the new notes; and

•	such holder acknowledges and agrees that any person who is an affiliate of ours or who is participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters.

If the holder is a broker-dealer that will receive new notes for such holder’s own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Return of Original Notes

In all cases, issuance of new notes for original notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents, or an agent’s message in lieu thereof.

If any tendered original notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if original notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged original notes will be returned without expense to the tendering holder thereof (or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, such original notes will be credited to an account maintained with DTC) promptly after the expiration or termination of the exchange offer.

Tender of Original Notes Held Through The Depository Trust Company

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer the original notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that it is tendering original notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent’s message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “—Exchange Agent” on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

If a holder of the original notes holds those notes through DTC, that holder must complete a form called “Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner,” which will instruct the DTC participant through whom such holder holds its notes of the holder’s intention to tender its original notes or not to tender its original notes. A copy of that form is available from the exchange agent. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept a tender of original notes by a holder until the exchange agent receives a letter of transmittal (or an agent’s message in lieu thereof) and a book-entry confirmation from DTC with respect to such original notes.

Guaranteed Delivery Procedures

If a holder of the original notes desires to tender such original notes and the original notes are not immediately available or the holder cannot deliver its original notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such original notes (if applicable) and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

(i)	the letter of transmittal (or a facsimile thereof), or an agent’s message in lieu thereof,

(ii)	the certificate(s) representing the original notes in proper form for transfer or a book-entry confirmation, as the case may be, and

(iii)	any other documents required by the letter of transmittal,

will be deposited by the eligible institution with the exchange agent; and

•	such properly executed letter of transmittal (or facsimile thereof), or an agent’s message in lieu thereof, as well as the certificate(s) representing all tendered original notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such original notes or, in the case of original notes transferred by a book-entry transfer, the name and number of the account at DTC to be credited); and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or, in the case of original notes transferred by book-entry transfer, be transmitted by DTC and received by the exchange agent in the same manner as the agent’s message transferring the original notes.

If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued with respect thereto, unless the original notes so withdrawn are validly re-tendered. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Termination of Certain Rights

All registration rights under the registration rights agreement accorded to holders of the original notes (and all rights to receive liquidated damages in the event of a registration default as defined therein) will terminate upon consummation of the exchange offer. For a period of up to 180 days after the last day that the exchange offer is open, however, we will keep the registration statement effective and provide copies of the latest version of the prospectus to any broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any resale by such broker-dealer of new notes received for its own account pursuant to the exchange offer in exchange for original notes acquired for its own account as a result of market-making or other trading activities.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery and other forms should be directed to the exchange agent addressed as follows:

By Overnight Courier:	By Registered or Certified Mail or Hand Delivery:	By Facsimile (Eligible Institutions Only):
U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
Attention: Bondholder Services 60 Livingston Avenue, EP-MN-WS2N St. Paul, Minnesota 55107	Attention: Bondholder Services 60 Livingston Avenue, EP-MN-WS2N St. Paul, Minnesota 55107	Bondholder Services Facsimile: (615) 495-8152 To Confirm by Telephone or for Information Call: Bondholder Services Telephone: (800) 934-6802

U.S. Bank National Association also serves as trustee under the indenture.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile transmission, telephone or other electronic means or in person by our officers and regular employees or those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

We will pay the expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any original notes, and we may terminate the exchange offer as provided in this prospectus prior to the expiration date, if:

•	the exchange offer is not permissible under applicable law, rule or regulation or SEC policy; or

•	a pending or threatened action or proceeding would impair our ability to proceed with the exchange offer.

These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time at or before the expiration of the exchange offer, in our discretion. We may also waive, from time to time after the expiration of the exchange offer, conditions to the exchange offer that are related to the receipt of government regulatory approvals necessary for the consummation of the exchange offer. If we waive a condition to the exchange offer we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time.

If we determine that the conditions to the exchange offer are not satisfied, we may:

•	refuse to accept and return to the tendering holder any original notes or credit any tendered original notes to the account maintained within DTC by the participant in DTC which delivered the original notes; or

•	extend the exchange offer and retain all original notes tendered before the expiration date, subject to the rights of holders to withdraw the tenders of original notes (see “—Withdrawal of Tenders” above).

In addition, we will not accept for exchange any original notes tendered, and we will not issue new notes in exchange for any of the original notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Consequence of Failure to Exchange

Participation in the exchange offer is voluntary. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

Original notes that are not exchanged for new notes pursuant to the exchange offer will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, such original notes may not be offered, sold, pledged or otherwise transferred except:

•	to a person whom the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

•	pursuant to an effective registration statement under the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the new notes.

DESCRIPTION OF THE NOTES

We urge you to read the indenture because it defines your rights as a holder of these notes. A copy of the indenture is available upon request to us at the address indicated under “Available Information.” We will issue new notes only in fully registered form without coupons, in denominations of $5,000 and integral multiples of $1,000.

General

The form and terms of the new notes and the original notes are identical in all material respects except that the registration rights, related liquidated damages provisions and the transfer restrictions applicable to the original notes do not apply to the new notes. Any original notes that remain outstanding after consummation of this exchange offer and the new notes will constitute a single series of debt securities under the indenture. Holders of original notes who do not exchange their notes in this exchange offer will vote together with the holders of new notes for all relevant purposes under the indenture. Accordingly, when determining whether the required holders have given notice, consent or waiver or taken any other action permitted under the indenture, any original notes that are not exchanged pursuant to this exchange offer will be aggregated with the new notes. All references herein to specified percentages in aggregate principal amount of original notes shall be deemed to mean, at any time after this exchange offer is consummated, percentages in aggregate principal amount of original notes and new notes outstanding.

All references in this section to “notes” refer to the original notes and the new notes collectively.

We issued the original notes under, and the new notes will be issued under, an indenture among Hughes Supply, the subsidiary guarantors and U.S. Bank National Association, as trustee. The following summary describes the material provisions of the indenture and the notes. It is not complete and is subject to, and qualified in its entirety by, the indenture. The indenture incorporates by reference certain provisions of the Trust Indenture Act and is governed by, and subject to, the Trust Indenture Act. We will provide you with a copy of the indenture upon request. In this Description of the Notes, the terms “we,” “us” and “our” refer collectively to Hughes Supply and its subsidiaries, unless the context otherwise indicates. The term “significant subsidiaries” refers to significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act, of Hughes Supply.

The notes are unsecured obligations of Hughes Supply and rank equally with other unsecured debt of Hughes Supply from time to time outstanding other than any that is subordinated to the notes. At April 30, 2005, Hughes Supply had $536.2 million of senior unsecured debt outstanding and had no subordinated debt outstanding. The notes will be effectively junior to our secured indebtedness up to the value of the collateral securing that indebtedness. At April 30, 2005, Hughes Supply had $9.2 million of secured debt outstanding. Except as described in “—Certain Covenants” below, the indenture does not contain any restrictions on the amount of additional indebtedness that we may incur.

Guarantees

The notes are fully and unconditionally guaranteed by substantially all of the subsidiaries of Hughes Supply. These guarantees are joint and several obligations of the subsidiary guarantors. The obligations of each subsidiary guarantor are limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. To the extent that any subsidiary guarantor is released under our revolving credit agreement and our senior notes due 2005 through 2013 (including, without limitation, upon the termination thereof or a refinancing with a facility or notes not requiring such guarantees), such subsidiary guarantor may also be released under the notes. In addition, the indenture provides that, if, in the future, any of our other subsidiaries guarantees our obligations under our revolving credit agreement or our senior notes due 2005 through 2013 (or any refinancing or replacement thereof), such subsidiary will be required promptly to provide a full and unconditional guarantee of the notes.

Maturity, Interest and Payment

The notes will mature on October 15, 2014 and will bear interest at a rate of 5.50% per year. Interest shall be payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2005. If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest will be paid to the persons in whose names the notes are registered at the close of business on the last day of the month next preceding each semi-annual interest payment date. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and will accrue from the most recent interest payment date to which interest has been paid.

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the date from which interest shall accrue or shall first be paid. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Optional Redemption

The notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of notes. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 25 basis points.

In the case of each of clauses (1) and (2), accrued and unpaid interest on the principal amount of the notes will be payable to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Lehman Brothers Inc. and Banc of America Securities LLC and their respective successors and three other primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) selected by us. If any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of principal of and interest on such note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment on such note will be reduced by the amount of interest accrued on such note to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

The repayment price of any note redeemed at maturity will equal the principal amount of the note.

The terms of the notes do not prevent us from purchasing notes on the open market.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar; provided, that we will at all times maintain one or more paying agents that has an office in New York, New York.

Merger, Consolidation, Sale, Lease or Conveyance

Hughes Supply has agreed not to merge or consolidate with or into any other person and has agreed not to sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any person, unless:

•	the continuing or successor corporation (if other than Hughes Supply) or the person that acquires all or substantially all of its assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all its obligations under the notes and the indenture or assumes such obligations as a matter of law;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default or event of default under the indenture; and

•	Hughes Supply delivers or causes to be delivered to the trustee an officers’ certificate and opinion of counsel each stating that the merger, consolidation, sale, lease or conveyance complies with the indenture.

Certain Covenants

Restrictions on Secured Debt. If Hughes Supply or any of its significant subsidiaries creates any lien on any of its assets or on a significant subsidiary’s stock or debt, we will secure the notes on the same basis, unless, after giving effect to such lien, the aggregate amount of the secured debt then outstanding (not including debt secured by liens permitted below) plus the value of all sale and leaseback transactions described below (other than those described in paragraphs (1) and (2) below) would not exceed 15% of our consolidated net worth. The restrictions do not apply to debt secured by the following:

•	liens existing as of the date when we first issued original notes pursuant to the indenture;

•	liens on property created at the time of acquisition of such property or within six months after such time to secure all or part of the cost of acquiring, constructing or improving all or any part of such property, or to secure debt incurred no later than six months after the time of acquisition or the date of completion of construction or improvement or the date of commencement of full operations to provide funds for the reimbursement of funds expended for the foregoing purposes;

•	landlord’s, materialmen’s, carriers’, workmen’s, repairmen’s or other like liens which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens existing on any property of a corporation or other entity at the time it became or becomes a subsidiary of Hughes Supply (provided that the lien has not been created or assumed in contemplation of that corporation or other entity becoming a subsidiary of Hughes Supply);

•	liens securing debt owing by a subsidiary to Hughes Supply or to one or more of its subsidiaries;

•	rights of set-off over deposits of Hughes Supply or its subsidiaries held by financial institutions;

•	liens in favor of any governmental authority of any jurisdiction securing the obligation of Hughes Supply or any of its subsidiaries pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•	liens in connection with self-insurance, worker’s compensation insurance, social security and similar matters;

•	liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with borrowings of money; and

•	any extension, renewal, substitution or replacement of the foregoing, provided that the principal amount is not increased and that such lien is not extended to other property.

Restrictions on Sales and Leasebacks. Hughes Supply will not, and will not permit any significant subsidiary to, enter into any sale and leaseback transaction covering any property after the date when we first issued original notes pursuant to the indenture unless:

(1) the sale and leaseback transaction:

(A) involves a lease for a period, including renewals, of not more than three years;

(B) involves newly constructed property, and the sale or transfer occurs within 120 days after the completion of construction and commencement of full operation thereof; provided, however, that if the sale and leaseback transaction involves new construction on real property acquired by Hughes Supply more than 120 days prior to the date of the sale and leaseback transaction, then such sale and leaseback transaction shall be deemed a permissible sale and leaseback transaction under this clause but only to the extent of the value of the newly constructed property;

(C) occurs within 120 days from the date of the acquisition of the property subject thereto; or

(D) is with Hughes Supply or one of its Subsidiaries; or

(2) Hughes Supply or any subsidiary, within 120 days after the sale and leaseback transaction shall have occurred, applies or causes to be applied an amount equal to the value of the property so sold and leased back at the time of entering into such arrangement to the prepayment, repayment, redemption, reduction or retirement of any indebtedness of Hughes Supply or any subsidiary that is not subordinated to the notes and that has a stated maturity of more than twelve months; or

(3) Hughes Supply or such significant subsidiary would be entitled pursuant to the exceptions under “—Restrictions on Secured Debt” above to create, incur, issue or assume indebtedness secured by a lien in the property without equally and ratably securing the notes.

Certain Other Covenants. The indenture contains certain other covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of notes.

Events of Default

Each of the following constitutes an “event of default” under the indenture:

(1) failure for 30 days to pay any interest due on, or special interest premium with respect to, the notes;

(2) failure to pay any principal or premium, if any, on the notes when due, whether at maturity, upon redemption, by declaration or otherwise;

(3) failure by Hughes Supply or any subsidiary guarantor to observe or perform any other covenant contained in the indenture for 60 days after written notice has been given to Hughes Supply from the trustee or the holders of at least 25% in principal amount of outstanding notes;

(4) an event of default on any other indebtedness for borrowed money of Hughes Supply or any of its subsidiaries (or the payment of which is guaranteed by Hughes Supply or any of its subsidiaries) having an aggregate amount outstanding of $15 million or more which event of default (i) is caused by a failure to pay when due (after giving effect to any grace periods) any principal, premium or interest on such indebtedness or (ii) results in such indebtedness becoming due and payable in advance of its scheduled maturity;

(5) a final judgment or judgments for the payment of money is entered by a court against Hughes Supply or any of its subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such unpaid, undischarged and unstayed judgments exceeds $15 million;

(6) certain events in bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries; or

(7) any guarantee of the notes is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the notes.

The holders of not less than a majority in outstanding principal amount of the notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. In the case of an event of default arising from certain events in bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries, all outstanding notes will become due and payable immediately without further action or notice. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the notes may declare the principal due and payable immediately upon any other event of default. The holders of a majority in aggregate outstanding principal amount of the notes may annul the declaration and waive the default if all events of default (other than the non-payment of the principal of the notes which has become due solely by the acceleration) have been cured and a sum sufficient to pay all matured installments of interest, premium and principal due otherwise than by acceleration has been deposited with the trustee.

The holders of a majority in outstanding principal amount of the notes may, on behalf of all the holders of the notes, waive any past default, except a default in the payment of principal, premium or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest, premium and principal due otherwise than by acceleration has been deposited with the trustee, or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the indenture.

In case an event of default shall occur and be continuing, the trustee will have the right to declare the principal of, premium, if any, and the interest on the notes, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the notes.

No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default, the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and offered reasonable indemnity to the trustee to institute the proceeding as a trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request and shall have failed to institute the proceeding within

60 days. However, these limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal, premium or interest on the notes on or after the respective due dates expressed in the note.

Modification of Indenture

The indenture contains provisions permitting us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of notes then outstanding, to modify or amend the indenture, including the provisions relating to the rights of the holders of the notes. In addition, the holders of at least a majority in aggregate principal amount of the outstanding notes may waive compliance by us with any provision of the indenture or the notes. However, no such modification, amendment or waiver may, without the consent of all holders of outstanding notes affected thereby:

•	reduce the percentage in principal amount of outstanding notes the consent of holders of which is required for modification, waiver or amendment of the indenture;

•	change the stated maturity of the principal of, or interest on, any note;

•	reduce the principal amount of any note;

•	reduce the rate of, or extend or change the time of payment of, interest on any note;

•	reduce the premium payable upon redemption of any note or change the time at which any note may or shall be redeemed;

•	change the place or currency of payment of principal, premium, if any, interest or special interest premium, if any, on any note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note;

•	modify in any manner adverse to the holders the terms and conditions of the obligations of the subsidiary guarantors with respect to the notes; or

•	modify such provisions with respect to modification and waiver.

We and the trustee may, without the consent of any holder of notes, amend the indenture and the notes to cure any ambiguity, defect or inconsistency, to provide for the assumption of our obligations by a successor in accordance with the covenant described above under “—Merger, Consolidation, Sale, Lease or Conveyance,” to make changes that would provide the holders with additional benefits, to make any change that is not inconsistent with the indenture and the notes and will not adversely affect the interest of any holder of the notes and to comply with the requirements of the SEC.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 123rd day after we have made the deposit referred to below, and the provisions of the indenture will cease to be applicable with respect to the notes (except for, among other matters, certain obligations to register the transfer of or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies, to hold funds for payment in trust) if:

(1) we have deposited with the trustee, in trust, cash and/or certain U.S. government obligations that will provide funds in an amount sufficient, in the opinion of a nationally recognized public accounting firm, to pay the principal, premium, if any, and accrued interest on the notes at the time such payments are due in accordance with the terms of the indenture;

(2) we have delivered to the trustee:

(a) an opinion of counsel to the effect that note holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture; and

(b) an opinion of counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(3) no event of default, or event that, after the giving of notice or lapse of time or both, would become an event of default, will have occurred and be continuing on the date of such deposit or, insofar as events of default due to certain events of bankruptcy, insolvency or reorganization of Hughes Supply or any of its significant subsidiaries are concerned, during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound.

Covenant Defeasance. The provisions of the indenture will cease to be applicable with respect to clauses (3), (4) and (5) in “—Events of Default” upon:

(1) the satisfaction of the conditions described in clauses (1), (2)(b) and (3) of the preceding paragraph; and

(2) our delivery to the trustee of an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such cessation and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such cessation had not occurred.

If we exercise our option to omit compliance with certain provisions of the indenture as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. government obligations on deposit with the trustee may not be sufficient to pay amounts due on the notes at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Book-Entry

Denomination and Registration. The original notes were issued, and the new notes will be issued, in fully registered form, without coupons, in denominations of $5,000 principal amount and whole multiples of $1,000 in excess thereof.

Global Notes, Book-Entry Form. New notes initially will be evidenced by one or more global notes deposited with the trustee as custodian for The Depository Trust Company (which we sometimes refer to as DTC), and registered in the name of Cede & Co. as DTC’s nominee.

Record ownership of the global new notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

So long as Cede & Co., as nominee of DTC, is the registered owner of the global new notes, Cede & Co. for all purposes will be considered the sole holder of the global new notes. Except as described below, owners of beneficial interests in the global new notes:

•	will not be entitled to have certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of certificates in definitive form; and

•	will not be considered holders of the global new notes.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global new note to transfer the beneficial interest in the global new note to such persons may be limited.

We will wire, through the facilities of the trustee, payments of principal, premium, if any, and interest payments on the global new notes to Cede & Co., the nominee of DTC, as the registered owner of the global new notes. Neither Hughes Supply, the subsidiary guarantors, the trustee nor any paying agent will have any responsibility or be liable for paying amounts due on the global new notes to owners of beneficial interests in the global new notes.

It is DTC’s current practice, upon receipt of any payment of principal and premium, if any, and interest on the global new notes, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the new notes represented by the global new notes, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in new notes represented by the global new notes held through DTC participants will be the responsibility of DTC participants, as is now the case with notes held for the accounts of customers registered in “street name”.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the new notes represented by global new notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

None of Hughes Supply, the subsidiary guarantors or the trustee (or any registrar or paying agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more direct DTC participants to whose account with DTC interests in the global new notes are credited and only for the principal amount of the new notes for which directions have been given.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the underwriters of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Beneficial interests in global new notes may be exchanged for certificated new notes only if:

•	DTC notifies the trustee that it is unwilling or unable to continue as a depositary agent for the global new notes or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days;

•	we decide at any time not to have securities represented by global new notes and so notify the trustee; or

•	an event of default occurs.

If there is an exchange, upon the surrender by DTC of the global new notes, we will issue certificated new notes in authorized denominations and registered in the names that DTC directs.

Governing Law

The indenture and the original notes are governed by, and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture contains limitations on the rights of the trustee, should it become a creditor of Hughes Supply or any of the subsidiary guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

U.S. Bank National Association is the trustee under the indenture. We may maintain banking relationships with the trustee in the ordinary course of business.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The exchange of the original notes for the new notes pursuant to the exchange offer will not constitute a significant modification of the terms of the notes and, therefore, such exchange will not constitute an exchange for U.S. federal income tax purposes. Accordingly, such exchange will have no U.S. federal income tax consequences to U.S. Holders of notes. A U.S. Holder’s initial tax basis in a new note will be equal to the purchase price paid by such holder for the original note exchanged for such new note, and the holding period for a new note will include the holding period of the original note exchanged therefor.

THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING AND DISPOSING OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in exchange for original notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new notes received in exchange for such original notes. For a period of up to 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the new notes must notify us of this fact by checking the appropriate box in the letter of transmittal requesting additional copies of these documents.

Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the new notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law; or

•	an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the purchasers of the new notes or any such participating broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer. Any broker-dealer that resells new notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and have agreed in accordance with the terms of the registration rights agreement to indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the validity of the new notes and guarantees will be passed upon for us by Holland & Knight LLP, Orlando, Florida.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2005 of Hughes Supply, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc., and Utility Products Supply Company, LLC as of and for the year ended December 31, 2003 have been audited by Grant Thornton LLP, independent registered public accounting firm, as stated in their report, and are included herein in reliance upon such report and on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports and other information with the Securities and Exchange Commission, or SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its Public Reference Section. Such material may also be accessed, electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2

Combined Financial Statements of Western States Electric Inc. and Subsidiaries, Southwest Power, Inc. and Utility Products Supply Company, LLC

Combined Balance Sheet as of December 31, 2003 and Unaudited Combined Balance Sheet as of October 31, 2004	F-3

Combined Statement of Income for the Year Ended December 31, 2003 and the Unaudited Combined Statements of Income for the Ten Months Ended October 31, 2004 and October 31, 2003	F-4

Combined Statement of Changes in Stockholders’ Equity for the Year Ended December 31, 2003 and the Unaudited Combined Statement of Changes in Stockholders’ Equity for the Ten Months Ended October 31, 2004

F-5

Combined Statement of Cash Flows for the Year Ended December 31, 2003 and the Unaudited Combined Statements of Cash Flows for the Ten Months Ended October 31, 2004 and October 31, 2003	F-6

Notes to Combined Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

Boards of Directors

Western States Electric, Inc. and Subsidiaries

Southwest Power, Inc.

Utility Products Supply Company, LLC

We have audited the accompanying combined balance sheets of Western States Electric Inc. and Subsidiaries, Southwest Power, Inc., and Utility Products Supply Company, LLC (the Companies) as of December 31, 2003, and the related combined statements of income, stockholders’ equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc., and Utility Products Supply Company, LLC as of December 31, 2003, and the combined results of their operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Portland, Oregon

April 27, 2004

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

COMBINED BALANCE SHEETS

	October 31, 2004 (unaudited)	December 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,423,146	$12,866,480
Accounts receivable, principally trade, less allowance for doubtful accounts of $452,994 in 2004 and $446,015 in 2003	33,482,477	27,120,685
Inventory	31,431,593	30,912,289
Prepaid expenses	129,567	232,124
Other current assets	399,932	422,414

Total current assets	68,866,715	71,553,992

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment, at cost	5,381,269	5,320,713
Less accumulated depreciation	(3,533,534)	(3,466,424)

Net property, plant and equipment	1,847,735	1,854,289

OTHER ASSETS
Goodwill	1,564,773	1,564,773
Intangibles, net of accumulated amortization	107,706	150,670
Other assets	674,691	353,165

Total other assets	2,347,170	2,068,608

TOTAL ASSETS	$73,061,620	$75,476,889

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Book overdraft	$3,017,524	$2,832,947
Accounts payable	21,671,048	16,347,263
Accrued liabilities:
Salaries, bonuses and payroll taxes	1,811,101	1,170,693
Taxes, other than payroll	1,440,581	1,173,053
Retirement plan	1,119,264	616,963
Dividends payable	—	2,090,415
Other current liabilities	93,833	111,934

Total current liabilities	29,153,351	24,343,268
LONG-TERM LIABILITIES	112,041	55,674

TOTAL LIABILITIES	29,265,392	24,398,942

COMMITMENTS	—	—
STOCKHOLDERS’ EQUITY
Common stock	1,615,710	1,616,210
Treasury stock at cost	(1,538,612)	(1,399,946)
Retained earnings	43,719,130	50,861,683

Total stockholders’ equity	43,796,228	51,077,947

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,061,620	$75,476,889

The accompanying notes are an integral part of these statements.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

COMBINED STATEMENTS OF INCOME

	Ten months ended October 31, 2004 (unaudited)	Ten months ended October 31, 2003 (unaudited)	Year ended December 31, 2003
NET SALES
Direct shipment sales	$70,537,492	$61,553,419	$73,336,560
Warehouse sales	166,053,768	139,566,436	171,093,259

Total net sales	236,591,260	201,119,855	244,429,819

COST OF SALES
Direct shipment sales	65,234,391	57,322,348	68,113,957
Warehouse sales	140,412,971	116,720,524	142,696,616

Total cost of sales	205,647,362	174,042,872	210,810,573

Total gross profit	30,943,898	27,076,983	33,619,246

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Salaries, wages and bonuses	18,945,924	12,155,077	15,190,570
Payroll taxes and employee benefits	2,075,308	1,557,219	1,907,001
Retirement plan	1,126,738	542,388	644,512
Insurance	289,704	411,437	347,547
Taxes and licenses	576,851	459,178	556,586
Telephone	226,055	262,493	302,531
Rent	1,609,768	1,545,110	1,910,316
Depreciation and amortization	404,530	460,317	544,823
Legal and accounting	572,992	187,444	219,467
Travel and entertainment	310,099	320,453	369,839
Outside services	404,211	261,126	285,990
Repairs and maintenance	372,447	301,141	382,149
Office and warehouse supplies	275,619	287,046	338,212
Bad debt expense	7,000	297,515	297,515
Other	539,515	426,675	508,371

Total selling, general and administrative expenses	27,736,761	19,474,619	23,805,429

Earnings from operations	3,207,137	7,602,364	9,813,817

OTHER INCOME (EXPENSE)
Interest income	118,803	96,226	112,320
Interest expense	(9,502)	(12,041)	(5,942)
Cash discounts	605,508	422,013	536,138
Commissions income	966,541	692,491	1,084,784
Rental income	52,435	51,896	57,909
Miscellaneous expense	(149,681)	(173,253)	(48,282)

Total other income	1,584,104	1,077,332	1,736,927

NET INCOME	$4,791,241	$8,679,696	$11,550,744

The accompanying notes are an integral part of these statements.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock
	Shares	Amount	Treasury Stock	Retained Earnings	Totals
BALANCE, January 1, 2003	12,350	$1,616,910	$(1,135,966)	$45,148,349	$45,629,293
Redemption of stock	(140)	(700)	(263,980)	(393,504)	(658,184)
Net income	—	—	—	11,550,744	11,550,744
Cash dividends declared	—	—	—	(5,443,906)	(5,443,906)

BALANCE, December 31, 2003	12,210	1,616,210	(1,399,946)	50,861,683	51,077,947
Redemption of stock (unaudited)	(100)	(500)	(138,666)	(244,381)	(383,547)
Net income (unaudited)	—	—	—	4,791,241	4,791,241
Cash dividends declared (unaudited)	—	—	—	(11,689,413)	(11,689,413)

BALANCE, October 31, 2004 (unaudited)	12,110	$1,615,710	$(1,538,612)	$43,719,130	$43,796,228

The accompanying notes are an integral part of this statement.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

COMBINED STATEMENTS OF CASH FLOWS

	Ten months ended October 31, 2004 (unaudited)	Ten months ended October 31, 2003 (unaudited)	Year ended December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,791,241	$8,679,696	$11,550,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	404,530	460,317	544,823
Loss on disposal of fixed assets	36,528	(1,249)	6,390
Loss on equity investments	562,313	—	—
Change in operating assets and liabilities:
Accounts receivable	(6,361,792)	(7,424,826)	(5,310,434)
Inventory	(519,304)	1,017,880	(1,682,228)
Prepaid expenses	102,557	(74,797)	(35,531)
Accounts payable	5,323,785	3,412,742	1,951,713
Accrued liabilities	1,410,237	2,677,740	432,701
Other assets and liabilities, net	(71,851)	(45,027)	(40,916)

Net cash provided by operating activities	5,678,244	8,702,476	7,417,262

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(308,041)	(446,480)	(526,169)
Proceeds on disposal of property, plant and equipment	29,964	—	38,992
Acquisition of other investments	(864,703)	(19,756)	(56,241)

Net cash used in investing activities	(1,142,780)	(466,236)	(543,418)

CASH FLOWS FROM FINANCING ACTIVITIES
Book overdraft	184,577	1,730,013	2,099,417
Redemption of stock	(383,547)	(274,636)	(658,184)
Dividends paid	(13,779,828)	(4,454,216)	(4,454,216)

Net cash used in financing activities	(13,978,798)	(2,998,839)	(3,012,983)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(9,443,334)	5,237,401	3,860,861

CASH AND CASH EQUIVALENTS, beginning of period	12,866,480	9,005,619	9,005,619

CASH AND CASH EQUIVALENTS, end of period	$3,423,146	$14,243,020	$12,866,480

SUPPLEMENTAL CASH FLOW INFORMATION:
Acquisition of capital assets with debt	$136,760	$—	$—
Acquisition of capital asset with exchange (trade-in) of similar asset	(24,298)	—	—

The accompanying notes are an integral part of these statements.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

NOTE 1 – Organization and Summary of Significant Accounting Policies

Organization – Western States Electric, Inc. (WSE), Southwest Power, Inc. (SWP), and Utility Products Supply Company, LLC (UPSCO) (collectively, “the Companies”) are distributors of electrical equipment and materials throughout the western United States of America. The Companies sell equipment from their warehouses and offices located in Oregon, California, Washington, Idaho, Nevada, Montana, Utah, Texas, Wyoming, Arizona, Colorado, and Alaska. The Companies also sell equipment shipped directly to customers from manufacturers.

UPSCO was formed August 8, 2001 as a limited liability company owned equally by WSE and SWP. WSE’s and SWP’s investment in UPSCO is eliminated in the accompanying combined financial statements.

WSE has the following wholly-owned subsidiaries:

Montana Electric Supply, Inc. (MES) was acquired via WSE’s purchase of 100% of the stock of MES. The purchase was effective April 19, 2001. MES is located in Billings, Montana and has branches in Missoula, Montana and Afton, Wyoming. MES is consolidated with WSE in the combining financial statements.

WSE purchased 100% of WES Acquisition Company effective May 3, 2001. WES Acquisition Company was formed to facilitate the acquisition of the assets of Wyoline Electric Supply, Inc. (WES). Effective May 3, 2001, WES Acquisition Company acquired 100% of the assets and certain related liabilities of WES and took on the name of Wyoline Electric Supply, Inc. WES is located in Casper, Wyoming and has branches in Gillette, Wyoming. WES is consolidated with WSE in the combining financial statements.

Effective February 12, 2004, WSE formed Compass Utility Services, Inc. (CUS), an Oregon S Corporation, operating in Surrey, British Columbia, Canada. Operations officially commenced in June 2004. CUS distributes the same types of products as WSE, primarily in British Columbia and western Canada.

Principles of combination – The combined financial statements include the accounts of the Companies and their wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in combination.

Unaudited interim information – The financial information included herein as of October 31, 2004 and for the ten-month periods ended October 31, 2004 and 2003 is unaudited. Such information, however, reflects all adjustments consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period. The results of operations for the ten-month period ended October 31, 2004 are not necessarily indicative of the results to be expected for the full year.

Accounts receivable – The majority of accounts receivable are due from companies in the power transmission and distribution industry. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Companies determine their allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Companies’ previous

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

loss history, the customer’s current ability to pay its obligation to the Companies, and the condition of the general economy and the industry as a whole. The Companies write off accounts receivable when they become uncollectible, and subsequent payments on such accounts are credited to the allowance for doubtful accounts.

Inventory – Inventory is stated at the lower of average cost or market. Market is based upon estimated net realizable value. Inventory consists of products for resale to customers.

Property, plant and equipment – Property, plant and equipment is stated at cost after eliminating fully depreciated assets no longer in use. Depreciation and amortization has been provided in the financial statements on the straight-line method at rates, based on reasonable estimates of useful lives, which fall within the following ranges for major asset classifications:

Furniture and fixtures	5 to 15 years
Warehouse equipment	5 to 10 years
Automobiles and trucks	3 years
Warehouse building	15 to 32 years
Leasehold improvements	5 to 15 years

Fair value of financial instruments – The carrying amounts reflected in the balance sheets for cash, receivables and payables approximated, in all material respects, their respective fair values due to the short-term nature of these items. The carrying amount for loans payable approximates, in all material respects, its respective fair value since it bears interest at a rate comparable to those available in the market for similar credit facilities.

Goodwill and other intangible assets – Goodwill represents the excess of cost over assigned fair value of net assets acquired of $1,749,530 in the purchase of MES. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, the Company reviews goodwill at least annually to assess recoverability. Impairment is recognized in operating results if the implied fair value of goodwill is less than the carrying value of goodwill.

Intangible assets include trade name, customer lists, and noncompete agreements totaling $291,356 acquired in the purchase of WES, and are amortized over 15 years for the trade name and customer lists and 5 years for the noncompete agreement.

Income taxes – WSE and SWP have elected to be treated as S Corporations for federal and state income tax purposes. As such, federal and state income taxes on WSE and SWP’s income are the responsibility of the stockholders. Accordingly, no provision for income taxes is reflected in WSE or SWP’s financial statements, except as noted below. Effective January 1, 2001, WSE made a qualified Subchapter S Subsidiary election for MES and WES.

SWP is a California corporation. The California Tax Code requires that the income or loss of the S Corporation be passed through to the shareholders, while income is also taxed at a reduced rate at the corporate level. SWP uses the asset and liability method, which requires the recognition of deferred state tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities. There were no material deferred state tax items at October 31, 2004 and December 31, 2003.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

UPSCO is a limited liability company (LLC) and files its own partnership tax return. As an LLC, federal and state income taxes on its income are the responsibility of the members of the LLC (WSE and SWP). Accordingly, no provision for income taxes is reflected for UPSCO in the combined financial statements.

Cash and cash equivalents – The Companies consider all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents. Included in cash and cash equivalents are municipal obligations totaling approximately $0 and $6,400,000 at October 31, 2004 and December 31, 2003, respectively. These securities mature on weekly or monthly intervals at which time they can be redeemed at the option of the Companies. As of October 31, 2004 and December 31, 2003, book cash balances amounted to net overdrafts of $3,017,524 and $2,832,947, respectively, attributable to the float of the Companies’ outstanding checks.

Use of estimates – The preparation of the combined financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the amount of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. Estimates are used for, among other things, allowance for doubtful accounts, depreciation, valuation of goodwill, and inventory obsolescence. Actual results could differ from those estimates.

Treasury stock – Treasury stock includes reacquired shares of SWP stock only. Reacquired shares of WSE are cancelled in accordance with Oregon statutes and accordingly are accounted for as a reduction in common stock and retained earnings.

NOTE 2 – Property, Plant and Equipment

Property, plant and equipment consisted of the following at:

	October 31, 2004 (unaudited)	December 31, 2003
Land	$228,000	$228,000
Warehouse building	1,367,788	1,347,917
Furniture and fixtures	1,124,262	1,250,616
Warehouse equipment	1,568,395	1,470,619
Automobiles and trucks	1,004,852	959,534
Leasehold improvements	87,972	64,027

	5,381,269	5,320,713
Less accumulated depreciation and amortization	(3,533,534)	(3,466,424)

	$1,847,735	$1,854,289

NOTE 3 – Investment

In April 1998, Intra-Power, LLC (Intra-Power) was formed. The investment held by SWP consists of a 49% ownership interest in Intra-Power. The investment is accounted for under the equity method. Certain shareholders of SWP are also officers of Intra-Power. SWP sells inventory to Intra-Power in the normal course of business.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

Total sales to Intra-Power amounted to $25,703,057 and $23,372,403 for 2004 and 2003, respectively. In addition, SWP earns management fees from Intra-Power. Total management fees earned from Intra-Power amounted to $1,931,161 and $2,363,621 for 2004 and 2003, respectively. SWP had a receivable from Intra-Power of $3,360,575 and $2,708,896 as of October 31, 2004 and December 31, 2003, respectively for trade receivables and management fees. SWP has guaranteed the performance of Intra-Power associated with its major customer.

In May 2001, SWP acquired a 49% interest in Orange Coast Supply, LLC (Orange Coast). A separation agreement was filed December 15, 2003 to officially dissolve Orange Coast. The investment was accounted for under the equity method. Certain shareholders of SWP were also officers of Orange Coast. SWP was the primary supplier to Orange Coast. In addition, SWP earned a management fee from Orange Coast based on net revenues of Orange Coast, as defined in the management agreement. SWP did not earn a management fee from and made no sales to Orange Coast during the ten months ended October 31, 2004 or the year ended December 31, 2003.

NOTE 4 – Goodwill and Other Intangible Assets

As of October 31, 2004, WSE performed the annual impairment test of goodwill as required by SFAS 142. Goodwill was tested for impairment by comparing its implied fair value to its carrying value. Fair value was determined using a present value calculation based on estimated expected future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Assumptions used for these estimated cash flows were based on a combination of historical results and current internal forecasts. Based on the impairment test, it was determined that there was no impairment of goodwill for the period ended October 31, 2004.

Amortization of intangible assets totaled $43,964 and $52,757 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

The following is an estimate of amortization expense of intangible assets for WSE for each of the next five years:

Year ending December 31,
2004	$52,800
2005	52,800
2006	19,400
2007	2,800
2008	2,800
Thereafter	20,200

NOTE 5 – Stockholders’ Equity

Both WSE and SWP have authorized 25,000 shares of no par common stock. SWP has 7,075 shares issued at October 31, 2004 and December 31, 2003, of which 770 shares and 720 are held as treasury stock at October 31, 2004 and December 31, 2003, respectively.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

WSE and SWP and their stockholders are parties to common stock repurchase agreements which provide that no stockholder shall transfer any portion of their stock without the written consent of all other stockholders unless the stock is first offered to the issuing company at an amount equal to the adjusted book value of each common share. In addition, the agreement provides that WSE and SWP may pay the selling stockholder 25 percent of the total purchase price on closing and deliver a promissory note having three equal annual payments for the balance.

NOTE 6 – Related Party Transactions

Effective January 1, 1996, the stockholders of WSE and SWP entered into an affiliation agreement whereby the stockholders of both corporations own equivalent proportions of the capital stock in both WSE and SWP, except for one stockholder who owns an additional 500 shares of SWP.

WSE has extended SWP a secured $6,000,000 revolving line of credit bearing interest at 25 basis points over prime. No balance was outstanding on this line at October 31, 2004 and December 31, 2003. The revolving line of credit is secured by substantially all of the assets of SWP.

WSE also extended UPSCO a secured $2,500,000 revolving line of credit. The interest rate charged on this line of credit is determined by the Companies and has consistently been between 25 and 50 basis points above prime. The effective interest rate was 4.5% at October 31, 2004 and December 31, 2003. The balance outstanding under this line of credit was $1,885,917 and $2,175,000 at October 31, 2004 and December 31, 2003, respectively. Interest income from affiliate line of credit advances was $75,575 and $97,875 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively. The revolving line of credit is secured by substantially all of the assets of UPSCO.

The Companies sell products to and purchase products from each other in the normal course of business. All transactions between the Companies were conducted on an arm’s-length basis. Such sales and purchases totaled the following for the ten months ended October 31, 2004 (unaudited):

	WSE	SWP	UPSCO
Sales from WSE to	$—	$111,804	$144,049
Sales from SWP to	163,102	—	75,615
Sales from UPSCO to	54,824	14,473	—

Sales and purchases totaled the following for the year ended December 31, 2003:

	WSE	SWP	UPSCO
Sales from WSE to	$—	$142,959	$23,819
Sales from SWP to	264,326	—	165,802
Sales from UPSCO to	113,216	134,526	—

In addition, WSE charges SWP and UPSCO for use of computer system resources. Charges for the period ended October 31, 2004 totaled $146,813 and $17,360 to SWP and UPSCO, respectively. Charges for the year ended December 31, 2003 totaled $130,179 and $30,960 to SWP and UPSCO, respectively.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

There were no intercompany profits in the Companies’ accounts to be eliminated at October 31, 2004 and December 31, 2003 as all products purchased by the Companies from each other were for immediate resale. In addition, interest income and interest expense from affiliate line of credit advances have been eliminated in combination.

NOTE 7 – Employee Retirement Plans

WSE and UPSCO maintain simplified employee pension plans under Section 408 of the Internal Revenue Code. MES and WES both participate in this plan. The plans cover all employees over 21 years of age that have been employed in at least three of the immediately preceding five years. The pension contributions are discretionary and paid annually based on year-end profits and employee compensation. Contributions under these plans totaled $957,737 and $627,272 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

Until June 1, 2003, MES maintained a salary reduction/profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. Effective June 1, 2003, the plan was converted to a salary reduction plan under the provisions of Section 401(k) and, accordingly, no employer contributions are being made to the plan. The plan covers substantially all full-time employees over 21 years of age with more than six months of full-time service. Until June 1, 2003, contributions to the plan by MES equaled 100% of the salary reduction elected by each employee up to a maximum of 4% of annual compensation and 50% of the salary reduction from 4% to 6% of annual compensation. MES, at its option, could also contribute additional amounts to the plan. Employer contributions under this plan totaled $17,240 for 2003. There were no employer contributions to the plan during the ten months ended October 31, 2004 as the plan was discontinued in June 2003.

NOTE 8 – Commitments

The Companies lease warehouse and office space under operating leases with the following future minimum payments:

Year ending December 31,
2004	$1,890,064
2005	1,544,971
2006	828,395
2007	372,092
2008	360,895
Thereafter	831,402

$5,827,819

The Companies lease additional warehouse and office space under operating leases, which do not contain renewal options and are cancelable at the Companies’ option. The Companies sublease warehouse and office space not required for current operations. Such subleases provided rental income of $52,435 and $57,909 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

Western States Electric, Inc. and Subsidiaries, Southwest Power, Inc.

and Utility Products Supply Company, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Ten months ended October 31, 2004 (unaudited)

and the year ended December 31, 2003

NOTE 9 – Concentrations

The Companies have one customer accounting for approximately 11% of combined revenues for the ten months ended October 31, 2004 and the year ended December 31, 2003. One customer accounted for approximately 10% of combined accounts receivable at October 31, 2004, and another customer accounted for approximately 15% of combined accounts receivable at December 31, 2003.

NOTE 10 – Event Subsequent to the Date of Auditors’ Report (Unaudited)

Effective November 1, 2004, Hughes Supply, Inc. purchased all of the net assets of Western States Electric, Inc. and Southwest Power, Inc. The purchase price consisted of $123.1 million of net cash paid for the net assets along with the assumption of accounts payable, accrued and other liabilities, which collectively totaled $31.7 million, subject to finalization of working capital adjustments in accordance with the purchase agreement. As a result of the sale, all common stock repurchase agreements have been terminated. The simplified employee pension plans were terminated effective October 31, 2004 in accordance with the terms of the purchase agreement.

$300,000,000

Hughes Supply, Inc.

Offer to Exchange All Outstanding

5.50% Senior Notes due 2014

for 5.50% Senior Notes due 2014, which have been registered

under the Securities Act of 1933

Until August 23, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PROSPECTUS

July 22, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Hughes Supply is a Florida corporation. The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Our bylaws provide that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. Hughes Supply has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Form 8-K dated August 30, 2004

3.2	Amended and Restated By-Laws, as amended and restated on August 24, 2004, incorporated by reference to Exhibit 3.2 to Form 8-K dated August 30, 2004

3.3	Rights Agreement dated as of May 20, 1998 between Hughes Supply, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 (Commission File No. 001-08772)

3.4	Articles of Incorporation of Compass Utility Supply, Inc.*

3.5	Bylaws of Compass Utility Supply, Inc.*

Exhibit No.	Description

3.6	Articles of Incorporation of Hughes Building Materials Group, Inc.*

3.7	Bylaws of Hughes Building Materials Group, Inc.*

3.8	Articles of Organization of Hughes Building Materials Holdings, LLC*

3.9	Operating Agreement of Hughes Building Materials Holdings, LLC*

3.10	Certificate of Limited Partnership of Hughes Building Materials, Ltd.*

3.11	Limited Partnership Agreement of Hughes Building Materials, Ltd.*

3.12	Certificate of Incorporation of Hughes Canada, Inc.*

3.13	Bylaws of Hughes Canada, Inc.*

3.14	Articles of Organization of Hughes Electric Holdings, LLC*

3.15	Operating Agreement of Hughes Electric Holdings, LLC*

3.16	Certificate of Limited Partnership of Hughes Electric Supply, Ltd.*

3.17	Limited Partnership Agreement of Hughes Electric Supply, Ltd.*

3.18	Certificate of Incorporation of Hughes GP & Management, Inc.*

3.19	Bylaws of Hughes GP & Management, Inc.*

3.20	Articles of Organization of Hughes Holdings, LLC*

3.21	Operating Agreement of Hughes Holdings, LLC*

3.22	Certificate of Incorporation of Hughes Insurance Holdings, Inc.*

3.23	Bylaws of Hughes Insurance Holdings, Inc.*

3.24	Certificate of Incorporation of Hughes MRO Group, Inc.*

3.25	Bylaws of Hughes MRO Group, Inc.*

3.26	Certificate of Formation of Hughes MRO Holdings, LLC*

3.27	Operating Agreement of Hughes MRO Holdings, LLC*

3.28	Certificate of Limited Partnership of Hughes MRO, Ltd.*

3.29	Limited Partnership Agreement of Hughes MRO, Ltd.*

3.30	Articles of Incorporation of Hughes Plumbing Group, Inc.*

3.31	Bylaws of Hughes Plumbing Group, Inc.*

3.32	Articles of Organization of Hughes Plumbing Holdings, LLC*

3.33	Operating Agreement of Hughes Plumbing Holdings, LLC*

3.34	Certificate of Limited Partnership of Hughes Plumbing Supply, Ltd.*

3.35	Limited Partnership Agreement of Hughes Plumbing Supply, Ltd.*

3.36	Certificate of Incorporation of Hughes Supply Management, Inc.*

3.37	Bylaws of Hughes Supply Management, Inc.*

3.38	Certificate of Incorporation of Hughes Supply Management Services, Inc.*

3.39	Bylaws of Hughes Supply Management Services, Inc.*

Exhibit No.	Description

3.40	Certificate of Incorporation of Hughes Supply Shared Services, Inc.*

3.41	Bylaws of Hughes Supply Shared Services, Inc.*

3.42	Certificate of Incorporation of Hughes Utilities Group, Inc.*

3.43	Bylaws of Hughes Utilities Group, Inc.*

3.44	Articles of Organization of Hughes Utilities Holdings, LLC*

3.45	Operating Agreement of Hughes Utilities Holdings, LLC*

3.46	Certificate of Limited Partnership of Hughes Utilities, Ltd.*

3.47	Limited Partnership Agreement of Hughes Utilities, Ltd.*

3.48	Articles of Organization of Hughes Water & Sewer Holdings, LLC*

3.49	Operating Agreement of Hughes Water & Sewer Holdings, LLC*

3.50	Certificate of Limited Partnership of Hughes Water & Sewer, Ltd.*

3.51	Limited Partnership Agreement of Hughes Water & Sewer, Ltd.*

3.52	Certificate of Formation of HSI Funding, LLC*

3.53	Operating Agreement of HSI Funding, LLC*

3.54	Certificate of Incorporation of HSI IP, Inc.*

3.55	Bylaws of HSI IP, Inc.*

3.56	Articles of Incorporation of Merex Corporation*

3.57	Bylaws of Merex Corporation*

3.58	Articles of Incorporation of Montana Electric Supply*

3.59	Bylaws of Montana Electric Supply*

3.60	Articles of Incorporation of Montana Electric Supply, Inc.*

3.61	Bylaws of Montana Electric Supply, Inc.*

3.62	Certificate of Formation of Provalue, LLC*

3.63	Operating Agreement of Provalue, LLC*

3.64	Articles of Incorporation of Southwest Power, Inc.*

3.65	Bylaws of Southwest Power, Inc.*

3.66	Certificate of Limited Partnership of Southwest Stainless, L.P.*

3.67	Limited Partnership Agreement of Southwest Stainless, L.P.*

3.68	Certificate of Formation of SWS Acquisition, LLC*

3.69	Operating Agreement of SWS Acquisition, LLC*

3.70	Articles of Organization of Utility Products Supply Company, LLC*

3.71	Operating Agreement of Utility Products Supply Company, LLC*

Exhibit No.	Description

3.72	Articles of Incorporation of WES Acquisition Corporation, Inc. d/b/a Wyoline Electric Supply, Inc.*

3.73	Bylaws of WES Acquisition Corporation, Inc. d/b/a Wyoline Electric Supply, Inc.*

3.74	Articles of Incorporation of Western States Electric, Inc.*

3.75	Bylaws of Western States Electric, Inc.*

3.76	Articles of Incorporation of World-Wide Travel Network, Inc.*

3.77	Bylaws of World-Wide Travel Network, Inc.*

4.1	Indenture, dated as of October 12, 2004, by and among Hughes Supply, Inc., substantially all of its subsidiaries, and U.S. Bank National Association, incorporated by reference to Exhibit 4.1 to Form 8-K dated October 12, 2004

4.2	Registration Rights Agreement, dated as of October 12, 2004, among Hughes Supply, Inc., substantially all of its subsidiaries, and the initial purchasers named therein, incorporated by reference to Exhibit 99.2 to Form 8-K dated October 12, 2004

4.3	Form of Note (contained in Exhibit 4.1)

4.4	Form of Guarantee (contained in Exhibit 4.1)

5.1	Opinion of Holland & Knight LLP*

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges*

21.1	List of Subsidiaries*

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm

23.4	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature pages of Registration Statement as originally filed)

25.1	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1*

99.1	Form of Letter of Transmittal for the Original Notes

99.2	Form of Notice of Guaranteed Delivery for the Original Notes

99.3	Form of Exchange Agent Agreement*

*	Previously filed

Item 22.

The undersigned Registrants hereby undertake:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(C) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(D) That for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

HUGHES SUPPLY, INC.

By:	/S/ DAVID BEARMAN
David Bearman Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas I. Morgan	President and Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* David H. Hughes	Chairman and Director	July 19, 2005

* John D. Baker II	Director	July 19, 2005

* Robert N. Blackford	Director	July 19, 2005

H. Corbin Day	Director	July 19, 2005

* Vincent S. Hughes	Director	July 19, 2005

* Dale E. Jones	Director	July 19, 2005

* William P. Kennedy	Director	July 19, 2005

* Patrick J. Knipe	Director	July 19, 2005

* Amos R. McMullian	Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants have duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

COMPASS UTILITY SUPPLY, LTD.
HUGHES BUILDING MATERIALS GROUP, INC.
HUGHES CANADA, INC.
HUGHES GP & MANAGEMENT, INC.
HUGHES INSURANCE HOLDINGS, INC.,
HUGHES MRO GROUP, INC.
HUGHES PLUMBING GROUP, INC.
HUGHES SUPPLY MANAGEMENT, INC.
HUGHES SUPPLY MANAGEMENT SERVICES, INC.
HUGHES UTILITIES GROUP, INC.
MEREX CORPORATION
MONTANA ELECTRIC SUPPLY
MONTANA ELECTRIC SUPPLY, INC.
SOUTHWEST POWER, INC.
WESTERN STATES ELECTRIC, INC.
WORLD-WIDE TRAVEL NETWORK, INC.
WES ACQUISITION CORPORATION (d/b/a Wyoline Electric Supply, Inc.)

By:	/S/ DAVID BEARMAN
David Bearman Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas I. Morgan	President and Director (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* David H. Hughes	Chairman and Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants have duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

HSI FUNDING, LLC

By:	/S/ JOHN Z. PARÉ
John Z. Paré Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Gordon W. Stewart	President, Assistant Secretary and Member of Board of Managers (Principal Executive Officer)	July 19, 2005

* Carl E. Gillert	Assistant Treasurer and Member of Board of Managers (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* Stephen J. Wilder	Vice President, Treasurer and Member of Board of Managers	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants have duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

HSI IP, INC.

By:	/S/ JOHN Z. PARÉ
John Z. Paré Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Gordon W. Stewart	President, Assistant Secretary and Director (Principal Executive Officer)	July 19, 2005

* Carl E. Gillert	Assistant Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* Stephen J. Wilder	Vice President, Treasurer and Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants have duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

HUGHES BUILDING MATERIALS HOLDINGS, LLC

HUGHES ELECTRIC HOLDINGS, LLC

HUGHES HOLDINGS, LLC

HUGHES MRO HOLDINGS, LLC

HUGHES PLUMBING HOLDINGS, LLC

HUGHES UTILITIES HOLDINGS, LLC

HUGHES WATER & SEWER HOLDINGS, LLC

UTILITY PRODUCTS SUPPLY COMPANY, LLC

By:	HUGHES GP & MANAGEMENT, INC., manager

	By:	/S/ DAVID BEARMAN
David Bearman Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas I. Morgan	President and Director (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* David H. Hughes	Chairman and Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants have duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

HUGHES BUILDING MATERIALS, LTD. HUGHES ELECTRIC SUPPLY, LTD. HUGHES MRO, LTD. HUGHES PLUMBING SUPPLY, LTD. HUGHES UTILITIES, LTD. HUGHES WATER & SEWER, LTD. SOUTHWEST STAINLESS, LP

By:	HUGHES GP & MANAGEMENT, INC., general partner

	By:	/S/ DAVID BEARMAN
David Bearman Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas I. Morgan	President and Director (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* David H. Hughes	Chairman and Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

PROVALUE, LLC

By:	HUGHES SUPPLY SHARED SERVICES, INC., manager

	By:	/S/ DAVID BEARMAN
David Bearman Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas I. Morgan	President and Chief Operating Officer and Director (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* John A. Steele	Chairman and Director	July 19, 2005

* Stephen R. Benton	Director	July 19, 2005

* Jeff A. Clyne	Director	July 19, 2005

* Jasper L. Holland, Jr.	Director	July 19, 2005

* Clyde E. Hughes III	Director	July 19, 2005

* Rick McClure	Director	July 19, 2005

* Michael L. Stanwood	Director	July 19, 2005

* Thomas J. Starnes	Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

HUGHES SUPPLY SHARED SERVICES, INC.

By:	/S/ DAVID BEARMAN
David Bearman Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas I. Morgan	President and Chief Operating Officer and Director (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

* John A. Steele	Chairman and Director	July 19, 2005

* Stephen R. Benton	Director	July 19, 2005

* Jeff A. Clyne	Director	July 19, 2005

* Jasper L. Holland, Jr.	Director	July 19, 2005

* Clyde E. Hughes III	Director	July 19, 2005

* Rick McClure	Director	July 19, 2005

* Michael L. Stanwood	Director	July 19, 2005

* Thomas J. Starnes	Director	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 19, 2005.

SWS ACQUISITION, LLC

By:	/S/ JOHN Z. PARÉ
John Z. Paré Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Gordon W. Stewart	President, Assistant Secretary and Member of Board of Managers (Principal Executive Officer)	July 19, 2005

/S/ DAVID BEARMAN David Bearman	Principal Financial Officer and Principal Accounting Officer and Member of Board of Managers	July 19, 2005

* Carl E. Gillert	Assistant Treasurer and Member of Board of Managers	July 19, 2005

*By:	/S/ DAVID BEARMAN
David Bearman Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Form 8-K dated August 30, 2004

3.2	Amended and Restated By-Laws, as amended and restated on August 24, 2004, incorporated by reference to Exhibit 3.2 to Form 8-K dated August 30, 2004

3.3	Rights Agreement dated as of May 20, 1998 between Hughes Supply, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 (Commission File No. 001-08772)

3.4	Articles of Incorporation of Compass Utility Supply, Inc.*

3.5	Bylaws of Compass Utility Supply, Inc.*

3.6	Articles of Incorporation of Hughes Building Materials Group, Inc.*

3.7	Bylaws of Hughes Building Materials Group, Inc.*

3.8	Articles of Organization of Hughes Building Materials Holdings, LLC*

3.9	Operating Agreement of Hughes Building Materials Holdings, LLC*

3.10	Certificate of Limited Partnership of Hughes Building Materials, Ltd.*

3.11	Limited Partnership Agreement of Hughes Building Materials, Ltd.*

3.12	Certificate of Incorporation of Hughes Canada, Inc.*

3.13	Bylaws of Hughes Canada, Inc.*

3.14	Articles of Organization of Hughes Electric Holdings, LLC*

3.15	Operating Agreement of Hughes Electric Holdings, LLC*

3.16	Certificate of Limited Partnership of Hughes Electric Supply, Ltd.*

3.17	Limited Partnership Agreement of Hughes Electric Supply, Ltd.*

3.18	Certificate of Incorporation of Hughes GP & Management, Inc.*

3.19	Bylaws of Hughes GP & Management, Inc.*

3.20	Articles of Organization of Hughes Holdings, LLC*

3.21	Operating Agreement of Hughes Holdings, LLC*

3.22	Certificate of Incorporation of Hughes Insurance Holdings, Inc.*

3.23	Bylaws of Hughes Insurance Holdings, Inc.*

3.24	Certificate of Incorporation of Hughes MRO Group, Inc.*

3.25	Bylaws of Hughes MRO Group, Inc.*

3.26	Certificate of Formation of Hughes MRO Holdings, LLC*

3.27	Operating Agreement of Hughes MRO Holdings, LLC*

3.28	Certificate of Limited Partnership of Hughes MRO, Ltd.*

3.29	Limited Partnership Agreement of Hughes MRO, Ltd.*

3.30	Articles of Incorporation of Hughes Plumbing Group, Inc.*

Exhibit No.	Description

3.31	Bylaws of Hughes Plumbing Group, Inc.*

3.32	Articles of Organization of Hughes Plumbing Holdings, LLC*

3.33	Operating Agreement of Hughes Plumbing Holdings, LLC*

3.34	Certificate of Limited Partnership of Hughes Plumbing Supply, Ltd.*

3.35	Limited Partnership Agreement of Hughes Plumbing Supply, Ltd.*

3.36	Certificate of Incorporation of Hughes Supply Management, Inc.*

3.37	Bylaws of Hughes Supply Management, Inc.*

3.38	Certificate of Incorporation of Hughes Supply Management Services, Inc.*

3.39	Bylaws of Hughes Supply Management Services, Inc.*

3.40	Certificate of Incorporation of Hughes Supply Shared Services, Inc.*

3.41	Bylaws of Hughes Supply Shared Services, Inc.*

3.42	Certificate of Incorporation of Hughes Utilities Group, Inc.*

3.43	Bylaws of Hughes Utilities Group, Inc.*

3.44	Articles of Organization of Hughes Utilities Holdings, LLC*

3.45	Operating Agreement of Hughes Utilities Holdings, LLC*

3.46	Certificate of Limited Partnership of Hughes Utilities, Ltd.*

3.47	Limited Partnership Agreement of Hughes Utilities, Ltd.*

3.48	Articles of Organization of Hughes Water & Sewer Holdings, LLC*

3.49	Operating Agreement of Hughes Water & Sewer Holdings, LLC*

3.50	Certificate of Limited Partnership of Hughes Water & Sewer, Ltd.*

3.51	Limited Partnership Agreement of Hughes Water & Sewer, Ltd.*

3.52	Certificate of Formation of HSI Funding, LLC*

3.53	Operating Agreement of HSI Funding, LLC*

3.54	Certificate of Incorporation of HSI IP, Inc.*

3.55	Bylaws of HSI IP, Inc.*

3.56	Articles of Incorporation of Merex Corporation*

3.57	Bylaws of Merex Corporation*

3.58	Articles of Incorporation of Montana Electric Supply*

3.59	Bylaws of Montana Electric Supply*

3.60	Articles of Incorporation of Montana Electric Supply, Inc.*

3.61	Bylaws of Montana Electric Supply, Inc.*

3.62	Certificate of Formation of Provalue, LLC*

3.63	Operating Agreement of Provalue, LLC*

3.64	Articles of Incorporation of Southwest Power, Inc.*

Exhibit No.	Description

3.65	Bylaws of Southwest Power, Inc.*

3.66	Certificate of Limited Partnership of Southwest Stainless, L.P.*

3.67	Limited Partnership Agreement of Southwest Stainless, L.P.*

3.68	Certificate of Formation of SWS Acquisition, LLC*

3.69	Operating Agreement of SWS Acquisition, LLC*

3.70	Articles of Organization of Utility Products Supply Company, LLC*

3.71	Operating Agreement of Utility Products Supply Company, LLC*

3.72	Articles of Incorporation of WES Acquisition Corporation, Inc. d/b/a Wyoline Electric Supply, Inc.*

3.73	Bylaws of WES Acquisition Corporation, Inc. d/b/a Wyoline Electric Supply, Inc.*

3.74	Articles of Incorporation of Western States Electric, Inc.*

3.75	Bylaws of Western States Electric, Inc.*

3.76	Articles of Incorporation of World-Wide Travel Network, Inc.*

3.77	Bylaws of World-Wide Travel Network, Inc.*

4.1	Indenture, dated as of October 12, 2004, by and among Hughes Supply, Inc., substantially all of its subsidiaries, and U.S. Bank National Association, incorporated by reference to Exhibit 4.1 to Form 8-K dated October 12, 2004

4.2	Registration Rights Agreement, dated as of October 12, 2004, among Hughes Supply, Inc., substantially all of its subsidiaries, and the initial purchasers named therein, incorporated by reference to Exhibit 99.2 to Form 8-K dated October 12, 2004

4.3	Form of Note (contained in Exhibit 4.1)

4.4	Form of Guarantee (contained in Exhibit 4.1)

5.1	Opinion of Holland & Knight LLP*

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges*

21.1	List of Subsidiaries*

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm

23.4	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature pages of Registration Statement as originally filed)

25.1	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1*

99.1	Form of Letter of Transmittal for the Original Notes

99.2	Form of Notice of Guaranteed Delivery for the Original Notes

99.3	Form of Exchange Agent Agreement*

*	Previously filed